                                                                EXHIBIT 2.1
================================================================================


                             AGREEMENT OF PURCHASE

                               AND SALE OF STOCK


                                  BY AND AMONG




                           TICKETMASTER GROUP, INC.,

                       TICKETMASTER CANADA HOLDINGS LTD.,

                               THE SUBSIDIARIES,


                                      AND


                       EACH OF THE STOCKHOLDERS LISTED ON
                                   SCHEDULE A


                                                                    MAY 13, 1997

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

                               TABLE OF CONTENTS

ARTICLE I.
                      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.1       "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.2       "Applicable Law"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.3       "Balance Sheets"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.4       "Balance Sheet Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.5       "Benefit Plans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.6       "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.7       "Buyer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.8       "Buyer's Related Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.9       "Client Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.10      "Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.11      "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.12      "Companies"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.13      "Employment Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.14      "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.15      "Exchange Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.16      "Financial Statements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.17      "Indemnification Basket"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.18      "Intellectual Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.19      "Leased Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.20      "Leases" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.21      "Liens"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.22      "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.23      "Personal Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.24      "Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.25      "Related Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.26      "Related Party"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.27      "SEC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.28      "Securities Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.29      "Sellers"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.30      "Sellers' Related Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.31      "Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.32      "Subsidiaries" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.33      "Tax" or "Taxes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.34      "TCH"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            1.35      "Ticketmaster Shares"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            1.36      "To the best knowledge of the Sellers" . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE II.

                      PURCHASE AND SALE OF THE SHARES  . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.1       Agreement to Sell and Purchase . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.2       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.3       Acquisition by Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
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

            2.4       Obligations of the Sellers and the Companies at Closing; Further Assurances  . .   5
            2.5       The Buyer's Obligations at Closing . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III.

                      PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.1       Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.2       Payment of the Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.3       The Ticketmaster Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.4       Escrow Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            3.5       Restrictions on the Sale of Shares . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IV.

                      REPRESENTATIONS AND WARRANTIES OF THE
                       SELLERS AND THE COMPANIES   . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            4.1       Organization, Good Standing, Qualification and
                      Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            4.2       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
            4.3       Execution, Delivery and Performance of Agreement;
                       Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
            4.4       Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            4.5       Ownership of TCH's Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .  13
            4.6       Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            4.7       Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . .  14
            4.8       Absence of Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            4.9       Independent Accountants; Books and Records . . . . . . . . . . . . . . . . . . .  16
            4.10      Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            4.11      No Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            4.12      Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            4.13      Compliance with Laws and Other Instruments . . . . . . . . . . . . . . . . . . .  18
            4.14      Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            4.15      Document Production  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            4.16      Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            4.17      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            4.18      Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            4.19      Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            4.20      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            4.21      Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            4.22      Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            4.23      Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            4.24      Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            4.25      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            4.26      Client Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            4.27      Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            4.28      Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

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                                      (ii)
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
            4.29      Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            4.30      The Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            4.31      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE V.

                      REPRESENTATIONS AND WARRANTIES OF THE BUYER  . . . . . . . . . . . . . . . . . .  26
            5.1       Organization, Good Standing, Qualification and Power
                       of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            5.2       Organization, Good Standing, Qualification and Power
                       of Buyer's Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            5.3       Execution, Delivery, and Performance of Agreement;
                       Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            5.4       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            5.5       Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            5.6       Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            5.7       Buyer's Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            5.8       Shares Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VI.

                      COVENANTS OF THE SELLERS AND THE COMPANIES . . . . . . . . . . . . . . . . . . .  28
            6.1       Conduct of the Sellers and the Companies Pending
                       Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            6.2       Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            6.3       Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            6.4       No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            6.5       Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            6.6       Transfer of the Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            6.7       Cash Flow from Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII.

                      MUTUAL COVENANTS AND UNDERTAKINGS  . . . . . . . . . . . . . . . . . . . . . . .  31
            7.1       Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            7.2       Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            7.3       Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            7.4       Notice of Failure to Satisfy Conditions  . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII.

                      MUTUAL CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            8.1       No Restraint . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


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                                     (iii)
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


ARTICLE IX.

                      CONDITIONS TO OBLIGATION OF THE BUYER TO CLOSE . . . . . . . . . . . . . . . . .  32
            9.1       Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
            9.2       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  32
            9.3       Authorization of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
            9.4       Proceedings and Instruments Satisfactory; Consents . . . . . . . . . . . . . . .  32
            9.5       Instruments of Transfer; Releases  . . . . . . . . . . . . . . . . . . . . . . .  34
            9.6       Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.7       No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.8       No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.9       Opinion of Counsel for the Sellers . . . . . . . . . . . . . . . . . . . . . . .  34
            9.10      Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.11      Working Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.12      Amendment to Client Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.13      Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            9.14      Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            9.15      Accountants' Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE X.

                      CONDITIONS TO OBLIGATION OF THE SELLERS TO CLOSE . . . . . . . . . . . . . . . .  35
            10.1      Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            10.2      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  35
            10.3      Authorization of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            10.4      Proceedings and Instruments Satisfactory . . . . . . . . . . . . . . . . . . . .  35
            10.5      No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            10.6      Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            10.7      Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            10.8      Opinion of Counsel for the Buyer . . . . . . . . . . . . . . . . . . . . . . . .  36
            10.9      Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            10.10     Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE  XI.

                      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            11.1      Termination by the Buyer or the Sellers  . . . . . . . . . . . . . . . . . . . .  36
            11.2      Termination by the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            11.3      Termination by the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            11.4      Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XII.

                      INDEMNIFICATION AND SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            12.1      Indemnification of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            12.2      Indemnification of the Sellers . . . . . . . . . . . . . . . . . . . . . . . . .  38
            12.3      Limitations on Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .  38

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                                      (iv)
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
            12.4      Nature and Survival of Representations and
                       Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE XIII.

                      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
            13.1      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
            13.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
            13.3      Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
            13.4      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
            13.5      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
            13.6      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            13.7      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            13.8      Amendment; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            13.9      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            13.10     Jurisdiction and Venue, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            13.11     Appointment of Agent for Service . . . . . . . . . . . . . . . . . . . . . . . . . 43
            13.12     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
            13.13     No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
            13.14     Appointment of Agent for Execution of Certain
                      Documents and Receipt of Certain Notices . . . . . . . . . . . . . . . . . . . . . 43
            13.15     Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
            13.16     Payments in United States Dollars  . . . . . . . . . . . . . . . . . . . . . . . . 44
            13.17     References to Laws and Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . 44
            13.18     References to the Companies and the Sellers  . . . . . . . . . . . . . . . . . . . 44
            13.19     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44



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                    AGREEMENT OF PURCHASE AND SALE OF STOCK


  AGREEMENT OF PURCHASE AND SALE OF STOCK (this "Agreement"), dated as of May
13, 1997, by and among TICKETMASTER GROUP, INC., an Illinois corporation, having its principal office at 8800 Sunset Boulevard, West Hollywood, California 90069 (the "Buyer"), TICKETMASTER CANADA HOLDINGS LTD. ("TCH"), a
British Columbia, Canada corporation, having its registered office at Box
11161, Royal Centre, 1900-1055 West Georgia Street, Vancouver, B.C. V6E 4J2, each of the Subsidiaries (as such term is defined herein), and each of the stockholders listed on Schedule A annexed hereto (collectively, the "Sellers").

                              W I T N E S S E T H:

  WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of the capital stock of TCH (the "Shares") set forth opposite their respective names on Schedule A;

  WHEREAS, TCH is the owner of all of the issued and outstanding capital stock of Vancouver Ticket Centre Ltd. ("VTC"), and VTC is the 100% owner of T.O.P.
Tickets Unlimited Inc. ("T.O.P."), Ticketmaster Alberta, Inc. (which is the
100% owner of Alberta Info Centres Ltd.), Ticketmaster Manitoba, Inc., and
Worldwide Ticket Systems, Inc.; and TCH and T.O.P. are each the owners of 50% of the issued and outstanding capital stock of Ticketmaster Canada, Inc.
("TCI"), and TCH and VTC are each the owners of 50% of the issued and outstanding capital stock of International Automated Ticket Systems, Ltd.;

  WHEREAS, the Companies (as defined in Section 1.12 hereof) are engaged in the automated ticket selling business for sports and performing events in the Canadian Provinces of British Columbia, Ontario, Alberta, and Manitoba;

  WHEREAS, prior to the consummation of the transactions contemplated hereby, Picadilly Management Services Ltd., Tundra Management Ltd., and 336435 B.C.
Ltd. were amalgamated to form TCH;

  WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, all of the Shares, on the terms and subject to the conditions set forth herein;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in order to set forth the terms and conditions of the purchase and sale of the Shares and the manner of carrying the same into effect, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS


  The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

                   1.1 "AFFILIATE" shall mean any Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or other securities, by contract or otherwise.

                   1.2 "APPLICABLE LAW" shall mean all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to a Person or its business, properties or operations.

                   1.3 "BALANCE SHEETS" shall mean the separate audited consolidated balance sheets of VTC and its subsidiaries, the balance sheet of TCI, and the combined balance sheet of the Subsidiaries, each as of February 28, 1997, included as part of the Financial Statements, and the pro forma consolidated balance sheet of TCH as of March 1, 1997.

                   1.4       "BALANCE SHEET DATE" shall mean February 28, 1997.

                   1.5 "BENEFIT PLANS" shall have the meaning ascribed to that term in Section 4.19.

                   1.6 "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banks are authorized to close in the United States of America or Canada.

                   1.7 "BUYER" shall have the meaning ascribed to that term in the preamble hereof.

                   1.8 "BUYER'S RELATED AGREEMENTS" shall mean all Related Agreements to which the Buyer is a party or which are to be performed or complied with by the Buyer on or prior to the Closing Date.

                   1.9 "CLIENT FUNDS" shall have the meaning ascribed to that term in Section 4.26.

                   1.10 "CLOSING" shall have the meaning ascribed to that term in Section 2.2.

                   1.11 "CLOSING DATE" shall have the meaning ascribed to that term in Section 2.2.

                   1.12     "COMPANIES" shall mean TCH and the Subsidiaries.

                   1.13 "EMPLOYMENT AGREEMENTS" shall mean the agreements referenced in Section 10.7.

                   1.14 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the applicable time.

                   1.15 "EXCHANGE RATE" shall mean the "Exchange Rate" as of a specified applicable date which shall be the average of the dollar/foreign currency buy rate and the dollar/foreign currency sell rate, each as of 9:00 A.M. Los Angeles time, quoted by Wells Fargo Bank, N.A., Los Angeles Branch, as of such date.

                   1.16 "FINANCIAL STATEMENTS" shall mean the separate consolidated financial statements of VTC and its subsidiaries, the financial statements of TCI, and the combined financial statements of the Subsidiaries for the years ended February 29, 1996 and February 28, 1997, inclusive of balance sheets and statements of earnings, retained earnings and cash flows, together with all related notes and schedules thereto, each of which has been audited by and accompanied by the opinion of KPMG.

                   1.17 "INDEMNIFICATION BASKET" shall have the meaning ascribed to that term in Section 12.3.

                   1.18 "INTELLECTUAL PROPERTY" shall mean any and all of the right, title and interest of the Companies in and to Canadian, United States and/or foreign patents, copyrights, mask works, trade and service names and marks, whether or not registered, pending, issued or applied for; know-how; technical knowledge; technical information; works, processes and designs; hardware; software (in source code and object code form, or otherwise, including all related annotations and listings); inventions; trade secrets and other intellectual property rights; all things authored, discovered, developed, designed or acquired by the Companies or, to the extent that the Companies have any right, title or interest thereto, any of their agents, contractors or employees in any stage of development, regardless of whether any or all of the foregoing constitutes copyrightable or patentable subject matter or is in tangible or intangible form; and all embodiments, expressions, representations, fruits, enhancements, improvements, and products of any of the foregoing.

                   1.19 "LEASED PROPERTY" shall have the meaning ascribed to that term in Section 4.12(ii).

                   1.20 "LEASES" shall have the meaning ascribed to that term in Section 4.12.

                   1.21 "LIENS" shall mean any and all liens, security interests, mortgages, pledges, hypothecations, claims, charges, and encumbrances of any kind or nature whatsoever.

                   1.22 "PERSON" shall mean any individual, partnership, corporation, trust, limited liability company or other entity.

                   1.23 "PERSONAL PROPERTY" shall mean all of the Companies' equipment, machinery, inventory, supplies, tools, parts, furniture, fixtures, computer hardware, peripheral equipment, printers, personal computers, mainframe computers, disks, tapes, communications equipment (including switches), cabling, automobiles and other vehicles and all other tangible personal property, whether in the possession or on the premises of the Companies or in the possession or on the premises of third parties.

                   1.24 "PURCHASE PRICE" shall have the meaning ascribed to that term in Section 3.1.

                   1.25 "RELATED AGREEMENTS" shall mean all agreements, instruments and other documents to be executed and/or delivered by the parties pursuant to Sections 2.4 and 2.5 and Articles IX and X hereof.

                   1.26 "RELATED PARTY" shall mean (i) an officer or director of the Sellers or the Companies (or, with respect to any of the foregoing, any member of his or her family or any corporation, partnership, other business entity or trust in which he or she or any member of his or her family has more than a 10% record or beneficial interest, or of which he or she or any member of his or her family is an officer, director, general partner, managing member or trustee) or (ii) any other Person or entity which directly or indirectly controls, is controlled by or is under common control with any of the Sellers or the Companies.

                   1.27 "SEC" shall mean the United States Securities and Exchange Commission or any similar agency then having the authority to enforce the Exchange Act or the Securities Act.

                   1.28 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar or successor statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the applicable time.

                   1.29 "SELLERS" shall have the meaning ascribed to that term in the preamble hereof.

                   1.30 "SELLERS' RELATED AGREEMENTS" shall mean all Related Agreements to which the Companies and/or the Sellers are parties or which are to be performed or complied with by the Companies and/or the Sellers on or prior to the Closing Date.

                   1.31 "SHARES" shall have the meaning ascribed to that term in the recitals hereto.

                   1.32     "SUBSIDIARIES" shall mean those companies listed on
Schedule 4.2 annexed hereto.

                   1.33 "TAX" OR "TAXES" shall mean any and all Canadian, federal, provincial, local, foreign or other income, alternative minimum, accumulated earnings, add-on, personal holding company, franchise, capital stock, net worth, capital, profits, gross receipt, stamp, value added, sales, use, goods and services, transaction, excise, customs, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, charges, fees, severance, environmental, real property, gains, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof, including all interest and penalties thereon and additions thereto whether disputed or not.

                   1.34 "TCH" shall have the meaning ascribed to that term in the preamble hereof.

                   1.35 "TICKETMASTER SHARES" shall have the meaning ascribed to that term in Section 3.2.

                   1.36 "TO THE BEST KNOWLEDGE OF THE SELLERS" shall mean the actual knowledge, after due inquiry, of the Sellers, the officers, directors and senior management personnel of the Sellers and the officers, directors, and senior management personnel of the Companies after "due inquiry". "DUE INQUIRY" shall mean making a good faith effort under the circumstances to ascertain the truth or correctness of the matter at issue, including, without limitation, a review of all applicable books and records of the Sellers and the Companies, the making of inquiries of the employees of the Sellers and the Companies with responsibility for the matter at issue and discussions with the advisors to and consultants for the Sellers and the Companies, including, without limitation, their attorneys and accountants.


                                  ARTICLE II.

                        PURCHASE AND SALE OF THE SHARES

                   2.1 AGREEMENT TO SELL AND PURCHASE. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Sellers will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase from the Sellers, all of the Shares. The Sellers shall deliver to the Buyer (or a designated Affiliate of the Buyer as provided in Section 2.3), duly endorsed stock certificates evidencing the Shares (and the transfer thereof), free and clear of all Liens, and shall cause such transfer and the name of the transferee to be duly recorded in TCH's minute book.

                   2.2 CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2100, Chicago, Illinois, 60602 on May 14, 1997 (the "Closing Date"), contingent upon the satisfaction or waiver of all conditions precedent set forth in Articles VIII, IX and X or at such other time and place as the parties may agree.

                   2.3 ACQUISITION BY AFFILIATES. Notwithstanding anything to the contrary in this Agreement, the Buyer may cause the Shares to be acquired by one (1) or more Affiliates of the Buyer; provided, however, that the Buyer shall remain liable for the obligations of the Buyer hereunder.

                   2.4 OBLIGATIONS OF THE SELLERS AND THE COMPANIES AT CLOSING; FURTHER ASSURANCES.

                   (i) At the Closing, the Sellers and the Companies agree to deliver to the Buyer, or its designated Affiliate (and, as applicable, execute):

                   (a) stock certificates representing the Shares, duly endorsed in blank, with all necessary stock transfer stamps, if any, attached;

                   (b) undated resignations of all of the directors and officers of the Companies, effective immediately;

                   (c) general releases from each of the Sellers in favor of the Companies, and general releases from any beneficiaries under any pension plan;

                   (d) certificates (and facsimile updates dated within ten (10) days of the Closing Date) as to the good standing of the Companies, and filing of required reports, from the appropriate officials of each of the jurisdictions in which the Companies are incorporated or qualified and authorized to do business as foreign corporations;

                   (e) the opinion of the Sellers' counsel, substantially in the form of Schedule 9.9 annexed hereto;

                   (f)       the Employment Agreements referenced in Section
                             10.7 hereto;

                   (g) a certified copy of resolutions adopted by the Board of Directors of each of the Companies authorizing the execution, delivery and performance of this Agreement and the Sellers' Related Documents and consenting to the transfer of the Shares from the Sellers to the Buyer;

                   (h) a true and correct copy of TCH's articles of incorporation and memorandum certified by the Registrar of Companies, and certified by the Chief Executive Officer of TCH;

                   (i)       all Consents;

                   (j)       the Escrow Agreement;

                   (k) all other documents and instruments required to be delivered to the Buyer pursuant to this Agreement.

                   (ii) At any time and from time to time after the Closing, at the Buyer's request and expense, without further consideration, the Sellers shall execute and deliver such other additional instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as the Buyer may reasonably deem necessary or desirable in order to transfer, convey and assign to the Buyer, and confirm the Buyer's title to, the Shares, to put the Buyer in actual possession and operating control of all of the business, properties, assets and good will of the Companies and to assist the Buyer in exercising all rights with respect thereto and take such actions and execute such documents or instruments as may be reasonably requested by the Buyer in connection with any governmental or regulatory matters or filings required to be made by the Buyer, including, without limitation, any filings, documents or instruments to be delivered to the SEC or any other Governmental Authority, the Buyer's lenders or auditors, or any other appropriate party.

                   2.5 THE BUYER'S OBLIGATIONS AT CLOSING. (i) At the Closing, the Buyer agrees to deliver, or cause to be delivered, as the case may be, to the Sellers (and, as applicable, execute):

                             (a)       the Purchase Price as provided in
                   Section 3 hereof;

                             (b) a certified copy of resolutions adopted by the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer's Related Agreements;

                             (c) a copy of the Buyer's certificate of incorporation, as amended, certified by the Office of the Secretary of State of Illinois, and a true and correct copy of the by-laws, as amended, of the Buyer as certified by the secretary or an assistant secretary of the Buyer;

                             (d) certificates as to the good standing of the Buyer and of any Affiliate of the Buyer referenced in sections 2.3 and 3.2 hereof, and filing of required reports, from the appropriate officials of the jurisdictions in which the Buyer or any such Affiliate is incorporated;

                             (e) a certified copy of resolutions adopted by Board of Directors of any Affiliate of the Buyer referenced in sections 2.3 and 3.2 hereof authorizing the issuance of the Ticketmaster Shares;

                             (f) a copy of the articles of incorporation, as amended, of any Affiliate of the Buyer referenced in Sections 2.3 and 3.2 hereof, certified by the Director, Canada Business Corporations Act, and a true and correct copy of the by-laws, as amended, of such Affiliate as certified by the secretary or assistant secretary of such Affiliate;

                             (g)       an opinion of the Buyer's counsel
                   substantially in the form of Schedule 10.8 annexed hereto;

                             (h)       the Employment Agreements referenced in
                   Section 10.7 hereof;

                             (i)       the Escrow Agreement; and

                             (j) all other documents and instruments required to be delivered to the Sellers pursuant to this Agreement.

                   (ii) At any time and from time to time after the Closing, at the Sellers' request and expense, without further consideration, the Buyer or the Affiliate of the Buyer referenced in Sections 2.3 and 3.2 hereof shall execute and deliver such other additional instruments as the Sellers may reasonably deem necessary to evidence the Buyer's obligations under this Agreement, and the Buyer or the Affiliate of the Buyer referenced in Sections 2.3 and 3.2 hereof agrees to take such actions as may be reasonably necessary to carry out the purposes and intentions of this Agreement, including but not limited to the prompt filing of a joint election under subsection 85(1) of the Income Tax Act (Canada) upon receipt by the Buyer or the Affiliate of the Buyer referenced in Sections 2.3 and 3.2 hereof of a written request from a Seller.

                                  ARTICLE III.

                                 PURCHASE PRICE

                   3.1 PURCHASE PRICE. In full consideration of the sale, transfer, conveyance, assignment and delivery of the Shares by the Sellers to the Buyer, and in reliance upon the representations and warranties made herein by the Sellers and the Companies, the Buyer agrees to deliver to the Sellers at the Closing, Canadian $44,650,000, payable in cash and securities as provided in Sections 3.2 and 3.3 (the "Purchase Price"), subject to the Escrow Amount as set forth in Section 3.4.

                   3.2 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be payable by the Buyer to the Sellers as follows: (i) fifty percent (50%) of the Purchase Price shall be in Canadian dollars (the "Cash Portion of the Purchase Price") payable by bank draft of Wells Fargo Bank, N.A. made payable to the Thomas E. Baillie Law Corporation, as agent for the Sellers, subject to the Escrow Amount, and delivered to Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP., as agent for the Sellers and the Thomas E. Baillie Law Corporation, in return for delivery of 50% of the Shares of the Company as identified on Schedule 3.2(i); and (ii) fifty percent (50%) of the Purchase Price shall be payable to the Sellers by the delivery of the Ticketmaster Shares (as defined below) (the "Stock Portion of the Purchase Price") in the amounts set forth on Schedule 3.2(ii)(a) directly to the Thomas E. Baillie Law Corporation, as agent for the Sellers, subject to the Escrow Amount, which shall be exchanged for the remaining 50% of the Shares of the Company as identified on Schedule 3.2(ii)(b). As used herein, "Ticketmaster Shares" shall mean such number of shares of capital stock of a wholly-owned direct or indirect Canadian subsidiary which is an Affiliate of the Buyer as is determined by dividing 50% of the Purchase Price by U.S. $14.50, based on the Exchange Rate.

                   3.3       THE TICKETMASTER SHARES.

                             (i)  The Ticketmaster Shares shall be issued to
the Sellers pursuant to this Agreement and Regulation S of the Securities Act and shall be exchangeable into non-registered restricted common stock of the Buyer on a one for one basis in accordance with and subject to the terms and conditions of this Agreement. The Ticketmaster Shares shall track the common stock of the Buyer and shall be entitled to the rights and benefits of the common stock of the Buyer as set forth on Schedule 3.3(i) annexed hereto, and the Buyer hereby agrees and covenants that it will perform in the manner set forth in said Schedule 3.3(i). At the time a Seller elects to exchange all or any number of its Ticketmaster Shares into common stock of the Buyer, the Seller shall send a notice to the Buyer (the "Exchange Notice") setting forth the identity of the Seller and the number of Ticketmaster Shares to be exchanged into shares of common stock of the Buyer and shall deliver the Ticketmaster Shares to the Buyer and shall execute and deliver to the Buyer any documents in connection with the exchange as may be reasonably requested by the Buyer, including but not limited to, a statement containing certain representations and warranties regarding the Seller's ownership of the Ticketmaster Shares and the Seller's investment intent and related matters as they pertain to the shares of common stock of the Buyer substantially as set forth in Section 4.28. Subject to Section 3.3(ii), the Buyer shall deliver the non-registered restricted shares of common stock of the Buyer to the exchanging

Seller within ten (10) Business Days of its receipt of the Exchange Notice and satisfaction of all reasonable conditions precedent. The Ticketmaster Shares (which, for purposes of this Section 3.3(i) include shares of the common stock of the Buyer issued to the Sellers pursuant to the exchange right provided in this Section 3.3(i)) shall bear restrictive legends substantially in the form set forth in Schedule 3.3(ii) annexed hereto. Until such time as a Seller exchanges his Ticketmaster Shares for shares of common stock of the Buyer, such Seller shall have no rights as a shareholder of the Buyer or any of its successors, including, without limitation, the right to receive notice, the right to vote or appraisal or dissenter's rights.

                             (ii)      Right of First Refusal and Exchange Upon
Demand of the Buyer.

                             (a) In the event that any one or more of the Sellers intends to sell or otherwise transfer any or all of the Ticketmaster Shares or the shares of the common stock of the Buyer issued by the Sellers pursuant to the exchange right provided in Sections 3.3(i) or 3.3(ii)(e) (the "Offered Shares") in a transaction effected other than on the Nasdaq stock market or on a stock exchange upon which the Offered Shares are then listed, then such Seller(s) shall immediately give to the Buyer notice (a "Selling Notice") stating its/their intention to sell or transfer such Offered Shares, and identifying the number of Offered Shares proposed to be sold or transferred and the identity of the proposed purchaser or transferee.

                             (b) Upon the Selling Notice having been given, the Buyer shall have seven (7) Business Days from the date when such notice shall be deemed to have been received by the Buyer within which to give to the Sellers a notice (a "Purchase Notice") that it agrees to purchase all of the Offered Shares. The Buyer shall close the purchase of the shares identified in the Selling Notice within twenty (20) Business Days after the date when such Purchase Notice shall be deemed to have been received by the Seller(s) by delivery of a certified check or a wire transfer to an account designated by the Seller(s) at a price equal to the closing price of a share of common stock of the Buyer as set forth in the Wall Street Journal as of the date the Selling Notice shall be deemed to have been received by the Buyer.

                             (c) In the event that the right of first refusal contemplated by this Section 3.3(ii) is not exercised by the Buyer and Seller(s) does not sell, for any reason whatsoever, the Offered Shares within forty-five (45) days from the date when such Selling Notice shall be deemed to have been received by the Buyer, or if the transferee of the Offered Shares is a Related Party of the Transferor, then the right of first refusal contemplated by this Section 3.3(ii) shall once again or continue to apply to any subsequent proposed sale or transfer of the Offered Shares.

                             (d)       The Buyer, at any time on or after
                   January 1, 2001, may require the Sellers to exchange their Ticketmaster Shares for shares of common stock of the Buyer in the manner contemplated by Section 3.3(i) by written notice delivered by the Buyer to the Thomas E. Baillie Law Corporation, as agent for the Sellers, who shall then notify the applicable Sellers. Upon delivery of such written notice, the exchange shall be deemed to have occurred without the necessity of any action of or consent by the Sellers, and the Ticketmaster Shares will no longer be or constitute outstanding securities of the issuer of the Ticketmaster Shares; provided, however, that the Sellers shall thereafter be deemed to be holders of the shares of common stock of the Buyer issuable upon exchange whether or not stock certificates evidencing such share are concurrently delivered to the Sellers.

                             (e) If, at any time after the Closing Date, there shall occur in the reasonable judgment of the Buyer, any change in the accounting, reporting or tax principles or treatments pertaining to this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, described in the Accountants' Letter referred to in
                   Section 9.15, whether by way of changes in Applicable Law, judicial decisions, pronouncements of the SEC, the Financial Accounting Standards Board or any other body, organization or agency governing or regulating accounting and financial reporting or written advice or positions delivered to the Buyer by its then outside auditors, then the Buyer may require the Sellers to exchange their Ticketmaster Shares for shares of common stock of the Buyer in the manner contemplated by Section 3.3(i) by written notice delivered by the Buyer to the Thomas E. Baillie Law Corporation, as agent for the Sellers, who shall then notify the applicable Sellers. Upon delivery of such written notice, the exchange shall be deemed to have occurred without the necessity of any action of or consent by the Sellers, and the Ticketmaster Shares will no longer be or constitute outstanding securities of the issuer of the Ticketmaster Shares; provided, however, that the Sellers shall thereafter be deemed to be holders of the shares of common stock of the Buyer issuable upon exchange whether or not stock certificates evidencing such share are concurrently delivered to the Sellers.

                            3.4       ESCROW AMOUNT.

                   (i) From the Cash Portion of the Purchase Price, the Buyer shall deposit the sum of Canadian $2,000,010.84 in escrow and from the Stock Portion of the Purchase Price, the Buyer shall place the total number of shares set forth on Schedule 3.4(ii) in one certificate in escrow (collectively, the "Escrow Amount") which shall be paid or delivered to the Sellers, if at all, in accordance with Sections 3.4(ii) hereof. The Escrow Amount shall be deposited by the Buyer into a segregated account (the "Escrow Account") pursuant to an Escrow Agreement among the Buyer, the Sellers and IBJ Schroder Bank & Trust Company substantially in the form set forth in Exhibit 3.4(i) annexed hereto (the "Escrow Agreement"). The Escrow Amount shall remain in the Escrow Account, subject to the terms of the Escrow Agreement, for a period of two (2) years from the Closing Date.

                   (ii) The Escrow Amount, together with all interest earned from the Closing Date, shall remain in the Escrow Account for the balance of the term of the Escrow Agreement to secure any reimbursement obligation or liability of the Sellers pursuant to the indemnification provisions hereof. Upon the termination of the Escrow Agreement, the remainder of the Escrow Amount, if any, together with all interest earned on such remainder from the Closing Date, shall be remitted promptly by the Escrow Agent to the Thomas E. Baillie Law Corporation for distribution to the Sellers in accordance with Schedule 3.4(ii) provided that a draw is not made against the Escrow Amount; provided, however, that in the event that a draw is made against the Escrow Amount, then the Sellers' Agents pursuant to 13.14 shall advise the Escrow Agent in writing regarding the distribution of the remaining Deposit in accordance with the Escrow Agreement. All of the income taxes in respect of the interest earned on the Escrow Amount shall be borne by the parties to which such interest is paid.

                   (iii) Any inconsistency between this Section 3.4 and the terms of the Escrow Agreement shall be resolved in favor of the Escrow Agreement.

                   3.5 RESTRICTIONS ON THE SALE OF SHARES. Without the prior written consent of the Buyer, the Sellers agree that they will not sell or otherwise transfer all or any of the shares of common stock of the Buyer issued to the Sellers pursuant to the exchange right provided in Sections 3.3(i) or 3.3(ii)(e) except in strict compliance with the volume limitations of SEC Rule 144, it being agreed and understood that (i) this restriction is contractual in nature and in addition to any restrictions upon transfer that may be imposed upon the Sellers by Regulation S, Rule 144 or otherwise, (ii) for purposes of determining volume, the Sellers shall be deemed to be and treated as one holder of shares of common stock of Buyer and their sales and other transfers of shares shall be aggregated and (iii) this restriction shall be applicable so long as any of the Sellers continues to hold shares of common stock of the Buyer issued pursuant to the exchange right. For purposes of the determining which holders of common stock of the Buyer are eligible to sell shares in compliance with the volume limitations of Rule 144, priority will be given to holders in the order that written notice of sale or proposed sale is received by the Buyer from the holders, it being agreed and understood that the Buyer's determination relative to the order of receipt of such notices shall be binding upon all such holders.


                                  ARTICLE IV.

        REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANIES

                   Except as to Sections 4.5, 4.28, and 4.30 hereof (solely as they pertain to the Sellers), as to which each Seller represents only with respect to the Shares of the capital stock of TCH owned by such Seller, the Sellers and the Companies jointly and severally represent and warrant to the Buyer as follows:

                   4.1 ORGANIZATION, GOOD STANDING, QUALIFICATION AND POWER. Each of the entities comprising the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of incorporation as shown on Schedule 4.1 annexed hereto, and has all requisite corporate power and authority to enter into this Agreement and the Sellers' Related Agreements and to carry out the transactions contemplated by this Agreement. The Companies have all requisite power to carry on their business as now being conducted and to own, lease or operate their properties in the places where such business is now conducted and such properties are now owned, leased or operated, and each entity comprising the Companies is duly qualified, licensed and in good standing as a corporation authorized to do business in the provinces listed on Schedule 4.1, which are the only provinces where the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, of the Companies.
Each of the Subsidiaries is a registrant for the purposes of Canadian Goods and Services Tax within the meaning of Part IX of the Excise Tax Act Canada. The Companies have delivered to the Buyer true and complete copies of the articles of incorporation of each of the entities comprising the Companies and all amendments thereto, certified as true and correct by the applicable Registrar of Companies or comparable governmental agency for each jurisdiction of incorporation, and the articles or by-laws as presently in effect of each of the entities comprising the Companies, certified as true and correct by the Companies' presidents.

                   4.2       SUBSIDIARIES.       The Companies have no
subsidiaries (except those listed on Schedule 4.2 annexed hereto). The Companies own all of the issued and outstanding capital stock of each of the Subsidiaries and the capitalization of each Subsidiary is set as forth on
Schedule 4.2. Except as set forth on Schedule 4.2, the Companies have no interest, directly or indirectly, and have no commitment to purchase any interest, directly or indirectly, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as set forth on Schedule 4.2, the business carried on by each of the Companies has not been conducted through any other direct or indirect subsidiary or affiliate of any present or former stockholder of the Companies. Except as set forth on
Schedule 4.2, there are no securities or obligations of any Subsidiary directly or indirectly convertible, exercisable or exchangeable into or for any of the capital stock of any Subsidiary, including, but not limited to, any options, warrants, rights, agreements, understandings or commitments, vested or unvested, of any nature whatsoever.

                   4.3       EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT;
AUTHORITY.   Except as set forth on Schedule 4.3 annexed hereto, neither the execution, delivery nor performance of this Agreement and Sellers' Related Agreements will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to any provision of the Companies' articles of incorporation or by-laws, each as amended, or any franchise, mortgage, deed of trust, lease, license, agreement, Applicable Law, rule or regulation or any order, judgment or decree to which any of the Sellers or the Companies, as the case may be, is a party or by which any of them may be bound or materially or adversely affected or require any consent, authorization, approval or any other action by, or any notice to, or filing or registration with, any governmental authority or other third party. Except as set forth on Schedule 4.3, no other party, including, without limitation, any present or former partner, stockholder, or employee of the Companies or the Sellers have, or may or will have, any right to any of the Sellers' interest in the Companies or the proceeds of the sale of the Shares. Except as set forth on Schedule 4.3, no consent is required to be obtained or made by the Sellers or the Companies in connection with the execution and delivery of this Agreement or the Sellers' Related Agreements or to consummate the transactions contemplated hereby, and there is no legal, valid and binding obligation of the Sellers or the Companies to provide any right of first refusal or similar right or obligation with respect to the sale of the Shares or the assets of the Companies to any third party, including, but not limited to, Vancouver Hockey Club Ltd., on behalf of itself and its associated companies, Orca Bay Limited Partnership, Orca Bay Basketball Limited

Partnership and Orca Bay Basketball Management Inc. (collectively, "Orca Bay") provided that the Closing Date is on or before May 15, 1997. The Sellers and the Companies each have the full power and authority to enter into this Agreement and, as applicable, the Sellers' Related Agreements and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by them to authorize and approve the execution, delivery and performance of this Agreement and the Sellers' Related Agreements have been properly taken, and this Agreement and the Sellers' Related Agreements constitute valid and binding obligations of the Sellers and the Companies, enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. The execution, delivery and performance of this Agreement and the Sellers' Related Agreements have been duly authorized, to the extent required by Applicable Law and by all requisite corporate and stockholder action of the Companies and of the Sellers, if necessary.

                   4.4 CAPITALIZATION. The authorized capital of TCH consists of two hundred fifty million (250,000,000) shares, divided as follows:
(i) fifty million (50,000,000) Class A Voting Common Shares without par value;
(ii) fifty million (50,000,000) Class B Voting Common Shares with a par value of $0.001 each; (iii) fifty million (50,000,000) Class C Non-Voting Common Shares with a par value of $0.001 each; (iv) fifty million (50,000,000) Class A Preferred Shares with a par value of $0.01 each; and (v) fifty million (50,000,000) Class B Preferred Shares without par value. The capital stock has Special Rights and Restrictions attached thereto as set out in the articles of incorporation of the Company. The Shares are issued and outstanding on the date hereof, have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Sellers. Except as otherwise disclosed on
Schedule 4.4 annexed hereto, there are no outstanding subscriptions, rights, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever, vested or unvested, under which the Companies or the Sellers are or may become obligated to issue, assign or transfer any shares of the capital stock of TCH. For purposes of this section, the par value of the shares is set forth in Canadian dollars.

                   4.5 OWNERSHIP OF TCH'S CAPITAL STOCK. The shares listed on Schedule A are all of the issued and outstanding shares OF capital stock in TCH. The Sellers are the lawful sole record owners of all of TCH's capital stock, and the Sellers (except in the case of Ronald Louis Barre who holds certain of his shares in trust, and Gerald Paul Barre who holds certain of his shares in trust) are the beneficial owners of all of TCH's capital stock (as set forth on Schedule A annexed hereto), free and clear of any Liens and restrictions of any kind. With respect to Ronald Louis Barre, in Trust, and Gerald Paul Barre, in Trust, Ronald Louis Barre and Gerald Paul Barre hold their Shares as Trustees on the terms of the settlement agreements, dated as of February 17, 1995 (the "Trusts"), and have all requisite power and authority to transfer such Shares and to execute and deliver this Agreement on behalf of the Trusts and to bind the Trusts to the terms hereof. Neither the Companies nor the Sellers nor any of their respective Affiliates is a party to or otherwise subject to any agreement, understanding or arrangement regarding the transfer, sale, disposition, purchase, acquisition or voting of, or the receipt of dividends or other distributions upon, the Shares. Upon the delivery thereof to the Buyer at Closing, together with executed stock transfer forms in respect thereof, the Buyer will acquire good, marketable and valid title to the Shares free and clear of any Liens and restrictions of any kind.

                   4.6 FINANCIAL STATEMENTS. The Sellers have delivered to the Buyer the Financial Statements, copies of which are set forth in
Schedule 4.6 annexed hereto, all of which are true, accurate and correct, and have been prepared in good faith from the books and records of all of the entities comprising the Subsidiaries, in conformity with Canadian generally accepted accounting principles consistently applied and fairly present the financial position of the Companies at such dates and for the periods then ended.

                   4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.7 annexed hereto, or as reflected in the Financial Statements, as of the Closing Date, the Companies have no debts, liabilities, or obligations (whether absolute, accrued, matured or unmatured, fixed or contingent, known or unknown) of any nature whatsoever.

                   4.8 ABSENCE OF CHANGES OR EVENTS. Except as set forth on Schedule 4.8 annexed hereto and in the Financial Statements, since the Balance Sheet Date, the Companies have conducted their business only in the ordinary course and have not:

                             (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations in the ordinary course of business and consistent with their prior practice, none of which liabilities, individually or in the aggregate, materially and adversely affects the business, properties, prospects, assets, liabilities or condition, financial or otherwise, of the Companies;

                             (ii) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with their prior practice;

                             (iii)     other than intercompany dividends
                   between the Companies and the dividends to the Sellers set forth in Schedule 4.8 (subject to the conditions set forth on Section 9.11), declared or made any payment of dividends or other distribution to their stockholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated themselves to purchase, retire or redeem, any of their shares of capital stock or other securities;

                             (iv) mortgaged, pledged or subjected to Lien or restriction any of its property, business or assets, tangible or intangible;

                             (v) sold, transferred, leased to others or otherwise disposed of any of their assets except in the ordinary course of business and consistent with their prior practice, other than with respect to the sale of the condominium resort owned by Desert Rentals Joint Venture (with respect to which the Sellers shall be responsible for any and all costs and Taxes incurred in connection with such sale), or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                             (vi) received any notice of termination or breach of, or intent to terminate, any contract, including, but not limited to, any contract with any client, customer, ticket outlet, ,promoter or venue, lease or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance individually above $10,000 or in the aggregate above $20,000) which, in any case or in the aggregate, has had or may have a materially adverse effect on its assets, properties, operations or prospects;

                             (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs or had any material change in their relations with their employees, agents, customers or suppliers;

                             (viii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Canadian, United States or other foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                             (ix) made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any material bonus, extra compensation, pension or severance or vacation pay, to any stockholder, director, officer, employee, salesman, distributor or agent of the Companies;

                             (x)       issued or sold any shares of their
                   capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or other entity or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any Person;

                            (xi) made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

                           (xii)     changed its banking or safe deposit
                   arrangements;

                          (xiii)    made any change in any accounting
                   procedure or practice;

                             (xiv) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Companies or their property or business;

                             (xv) failed to replenish their inventories and supplies in a normal and customary manner consistent with their prior practice or made any purchase commitment in excess of the normal, ordinary and usual requirements of their business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any material change in their selling, pricing, advertising or personnel practices inconsistent with their prior practice;

                             (xvi) suffered any change, event or condition which, individually or in the aggregate, has had or is now likely to have a materially adverse affect on the Companies' condition (financial or otherwise), properties, assets, liabilities, operations or prospects including, without limitation, any change in the Companies' revenues, costs, levels of committed business or relations with its employees, agents, clients, customers or suppliers;

                             (xvii) entered into any transaction, contract or commitment other than in the ordinary course of business and consistent with their prior practice or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                             (xviii)   entered into any agreement or made any
                   commitment, whether written or oral, to take any of the types of action described in subparagraphs (i) through
                   (xvii) above.

                   4.9 INDEPENDENT ACCOUNTANTS; BOOKS AND RECORDS. The accountants who examined the audited Financial Statements are independent public accountants with respect to the Companies. The books and records maintained by the Companies and upon which the Financial Statements are based are true and complete in all material respects and accurately reflect the Companies' business. The Companies maintain a system of internal accounting control sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, consistently applied, and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   4.10      ACCOUNTS RECEIVABLE.  Except as set forth on
Schedule 4.10 annexed hereto, all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of the Companies as being due to the Companies (less the amount of any provision or reserve therefor made in the records and books of account of the Companies) (i) arose in the ordinary course of business and (ii) are collectible in full in the ordinary course of the Companies' business, and shall be (or have been) fully collected when due, or in the case of each account receivable, within ninety (90) days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof net of reserves established therefor on the Balance Sheet. Set forth on Schedule 4.10 annexed hereto are the Companies' accounts and trade receivables as of the Balance Sheet Date.

                   4.11      NO GUARANTIES.  Except as set forth on Schedule
4.11 annexed hereto, none of the obligations or liabilities of the Companies are guaranteed by any other Person, nor have the Companies guaranteed the obligations or liabilities of any other Person; provided, however, that in the event that the Companies have any costs, liabilities or claims against or paid by the Companies in connection with the guaranty set forth on Schedule 4.11, then such costs, claim or liability shall be subject to indemnification by the Sellers to the Buyer in accordance with Article 12.1 and the second sentence of
Article 12.3 hereof.

                   4.12      PROPERTIES.

                             (i) Except as set forth on Schedule 4.12 annexed hereto, the Companies have good and marketable title to all properties and assets reflected on the Balance Sheet (except properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with their prior practice after the date of the Balance Sheet), free and clear of all Liens. Except as set forth on Schedule 4.12, all properties of the Companies (whether owned, leased or subleased) are in compliance with all material applicable laws, statutes, rules and regulations (including, without limitation, building, zoning and environmental laws) and all material covenants, conditions, restrictions or easements affecting the properties or their use or occupancy, and no notices of any material violations thereof have been received.

                             (ii) Each of the leases and subleases (the "Leases") under which properties are leased or subleased to the Companies (the "Leased Property") is executed, unmodified, and in full force and effect (in the form delivered or made available to the Buyer), and there are no other agreements, written or oral, between the Companies and any third parties claiming an interest in the Companies' interest in the Leased Property or otherwise affecting their use and occupancy thereof. Each sublease which constitutes a Lease, is permitted by the terms of the relevant prime lease or permit, and each such prime lease or permit is in full force and effect. A description of each Lease (including, without limitation, the identity of the leased property, the landlord, the term and the monetary terms, including rental payments) is set forth in Schedule 4.12. The Companies are not in default under any of the Leases, and no material defaults (whether or not subsequently cured) by the Companies have been alleged thereunder. Each lessor and sublessor named in any of the Leases is not in default thereunder, and no defaults (whether or not subsequently cured) by such lessor have been alleged thereunder.

                            (iii) All of the Personal Property is in good condition and repair, ordinary wear and tear excepted.

                             (iv) Except as set forth on Schedule 4.12, no facilities, services or employees shared with any other Person are used in connection with the business and operations of the Companies.

                   4.13      COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.
Except as set forth on Schedule 4.13 annexed hereto, the Companies have complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to their business, properties or operations. Neither the ownership nor use of the Companies' assets or properties nor the conduct of their business violates, conflicts with or results in a default, right to accelerate or loss of rights under, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of their articles of incorporation or by-laws as presently in effect, or any Liens, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which they are a party or by which they or any of their assets or properties may be bound or affected, or conflicts with the rights of any other person where such conflict would result in the occurrence of any of the foregoing.

                   4.14 GOVERNMENTAL AUTHORIZATION. The Companies (i) have obtained all licenses, permits and other authorizations from all federal, provincial, state, local and foreign authorities as are necessary for the conduct of their business, each of which authorizations is in full force and effect, and (ii) have made all filings and registrations which are necessary or proper to conduct their business.

                   4.15 DOCUMENT PRODUCTION. Set forth on Schedule 4.15, annexed hereto, are true and complete lists of the following (whether written or oral) :

                             (i)       Articles of incorporation and by-laws
of each of the entities comprising the Companies, each as amended;

                             (ii)      Each deed, lease or sublease of real
property (and agreements to purchase, lease or sublease real property), together with all amendments thereto, to which any of the Companies are a party or by which their assets are bound;

                             (iii)     Each written agreement, together with
all amendments thereto, authorizing or requiring any of the Companies to sell tickets on behalf of or to a third party, or authorizing or requiring a third party to sell tickets as a ticket outlet or agent of any of the Companies;

                             (iv)      Each category of personal property owned
or leased by any of the Companies and each asset within any such category which has a book value or current market value in excess of $25,000 or group of related such items valued in excess of $50,000 or which is leased under an agreement providing for annual lease payments in respect thereof in an amount in excess of $25,000;

                             (v)       Each registration, certificate or
application with respect to the Intellectual Property and all licenses of the Intellectual Property by any of the Companies to any third party or from any third party to any of the Companies, excluding, however, commercially available, standard ("canned") software; provided, however, that in the event that there is any cost, claim, or any other liability paid by or against the Companies with respect to remedying any and all issues with respect to the existing use of the software licenses by the Companies, then such costs, liabilities or claims against or paid by the Companies in the amount in excess of Canadian $70,000 shall be subject to indemnification by the Sellers to the Buyer in accordance with Article 12.1 and the second sentence of Article 12.3 hereof;

                             (vi)      Each policy of fire, liability, title or
other form of insurance, together with all amendments thereto, held by any of the Companies or covering their assets and all material claims (i.e., greater than $25,000) pending thereunder;

                             (vii)     Each agreement, together with all
amendments thereto, respecting, or other instrument evidencing, indebtedness for borrowed money, the deferred purchase price of personal property or a capitalized lease pursuant to which any of the Companies is an obligor or a guarantor thereunder or an asset owned or utilized by any of the Companies is subject to a Lien;

                             (viii)    Each employment agreement, consulting
agreement, indemnification agreement, confidentiality agreement, non-competition or non-disclosure agreement, together with all amendments thereto, to which any of the Companies are a party or by which any of the Companies is bound;

                             (ix)      Each material agreement, permit, license
or certificate between any of the Companies and any governmental entity (federal, provincial, state, local or foreign) or other regulatory authority, or provided by any governmental entity or other regulatory authority to any of the Companies;

                             (x)       Each collective bargaining agreement and
union contract, together with all amendments thereto, and each pension plan and identification of all employees who are beneficiaries under the plans, and all amendments thereto, to which any of the Companies is a party or is otherwise bound;

                             (xi)      Each material advertising agreement of
any of the Companies, together with all amendments thereto (i.e., greater than $25,000);

                             (xii)     Each agreement of any of the Companies,
together with all amendments thereto, made in the ordinary course of business requiring the expenditure of more than $25,000 per year, other than those agreements listed in response to other Subsections of this Section 4.15;

                             (xiii)    Each power of attorney or similar
authorization applicable to any of the Companies or its assets and each bank, brokerage or similar account maintained by any of the Companies or into which any of the Companies deposits funds;

                             (xiv)     Each agreement of any of the Companies
not made in the ordinary course of business that is to be performed (in whole or in part) on or after the date of this Agreement; and

                             (xv)      Each stockholder agreement, voting trust
agreement, letter of credit, or guaranties, together with all amendments thereto, regarding any of the Companies.

True, complete and correct copies of each written instrument and agreement described in this Section 4.15 have heretofore been furnished or made available by the Sellers or the Companies to the Buyer. Schedule 4.15 contains a written description and summary of the material terms and conditions of each oral agreement described in this Section 4.15.

                   4.16 VALIDITY. Except as set forth on Schedule 4.16 annexed hereto, (i) all of the instruments and agreements listed or described in Schedule 4.15 are executed, legal, valid and binding upon the Companies, and to the best knowledge of the Companies and the Sellers, are executed, legal, valid and binding on the other parties thereto, and the Companies have taken all action required to be taken by them prior to the date hereof under all such instruments and agreements, (ii) no breach or default (or event which, with notice or lapse of time or both, would constitute any such breach or default) by the Companies exists with respect to any of the instruments or agreements listed or described in Schedule 4.15, (iii) no other party to such instruments or agreements is in breach or default thereunder, (iv) no defaults (not subsequently cured) by the Companies have been alleged under any such instruments or agreements, nor is there any reasonable basis for any claim of default by the Companies or any other party thereto now or in the future and
(v) neither the execution of this Agreement or the Sellers' Related Agreements nor consummation of the transactions contemplated hereby or thereby shall give any party to any of such instruments or agreements any rights or give rise to any event which, with the passage of time or giving of notice or both, could result in any right to terminate or modify its respective rights or obligations thereunder, or constitute or be grounds for a breach or default under any such instruments or agreements. The Companies have not waived any material right under any instruments or agreements listed or described in Schedule 4.15, except as set forth on Schedule 4.15.

                   4.17 LITIGATION. Except as set forth on Schedule 4.17 annexed hereto, there is no suit, claim, governmental investigation, action or proceeding now pending or, to the best knowledge of the Sellers and the Companies, threatened before any court, arbitration panel, administrative or regulatory body or governmental agency against the Companies or the Sellers (or any of them) or relating to any of their assets, nor is there any reasonable basis for any such suit, claim, investigation, action or proceeding, the adverse determination of which could have an adverse effect on the business, assets, liabilities or prospects of the Companies or prevent or interfere with the consummation of any of the transactions contemplated hereby. The Companies are not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental, regulatory or administrative authority applicable to any of the Companies.

                   4.18      EMPLOYEE RELATIONS.  Except as set forth on
Schedule 4.18, (i) the Companies are in compliance with all federal, provincial, state, local or foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours; (ii) the Companies are not delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses, holiday payments, vacation payments, profit sharing payments or other compensation for any services performed by the employee or for amounts required to be reimbursed to any of their employees; (iii) there is no pending or, to the best knowledge of the Sellers and the Companies, threatened litigation by any employee, prior employee or potential employee with respect to the Companies; (iv) there are no pending or, to the best knowledge of the Sellers and the Companies, threatened litigation or administrative actions or claims by employees or former employees with respect to the

Companies, including, without limitation, discrimination (whether for sex, age, race, religion, national origin or any other reason) or sexual harassment; (v) there is no unfair labor practice complaint against the Companies pending before any Canadian or foreign agency; (vi) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Sellers and the Companies, threatened against or involving the Companies or any of their material clients or vendors; (vii) no grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending against or involving the Companies and, to the best knowledge of the Sellers and the Companies, no claim therefor has been asserted; and (viii) the Sellers and the Companies have no knowledge of any basis for the assertion of any of the foregoing against the Companies; provided, however, that in the event that the cost to the Companies of any settlement or judgment (including but not limited to reasonable attorneys fees and costs) with respect to the action referenced on Schedule 4.18 shall exceed Canadian $10,000, then such costs, liabilities or claims against or paid by the Companies in the amount in excess of Canadian $10,000 shall be subject to indemnification by the Sellers to the Buyer in accordance with Article 12.1 and the second sentence of Article
12.3 hereof.

                   4.19 EMPLOYEE BENEFIT MATTERS. Schedule 4.19, annexed hereto, lists all employee benefit plans and all bonus pay, stock option, restricted stock, deferred and incentive compensation, supplemental retirement, stock purchase, severance, vacation pay, sick pay, health, pension, or profit sharing plan, or other plans, programs or arrangements, to which the Companies contribute, have an obligation to contribute, maintain or sponsor (the "Benefit Plans") and all employees who are beneficiaries under any such Benefit Plan. Each of the Benefit Plans has been administered in compliance with its terms and all applicable filing, reporting, disclosure, funding and other requirements relating thereto have been complied with. The Benefit Plans have been administered in compliance with all applicable law, including, but not limited to, the Income Tax Act.

                   4.20 TAXES. Except as set forth on Schedule 4.20, annexed hereto, all Taxes imposed by Canada, including federal, provincial, or local, the United States, including federal, state or local, or by any other foreign country, or by any other taxing authority, which are due or payable by the Companies or any Affiliate of the Companies, have been paid in full; all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed prior to the expiration of any available extension periods; and all deposits required by law to be made by the Companies or any Affiliate of the Companies with respect to employees' withholding taxes have been duly made, except for the current reporting period which will be paid when due. The Companies are not currently delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and have no tax deficiency or claim outstanding, or, to the best knowledge of Sellers and the Companies, proposed or assessed against them, and, to the best knowledge of Sellers and the Companies, there is no basis for any such deficiency or claim. There is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Companies.

                   4.21      CONSENTS AND APPROVALS.  Except as set forth in
Schedule 4.21 annexed hereto, no consent, approval or other action by, or notice to, or registration or filing with any governmental or administrative agency or authority or any other Person on the part of the Sellers or the Companies is required or necessary in connection with the execution, delivery or performance of this Agreement and/or the Sellers' Related Agreements by the Sellers or the Companies, as the case may be.

                        4.22      INTELLECTUAL PROPERTY.

                             (i)       Set forth on Schedule 4.22 annexed
hereto is (i) a list of all patents, copyrights, mask works, and trade and service marks and names, whether registered, applied for, pending under the Companies' name (exclusively or jointly with any other Person) or licensed or assigned to the Companies (exclusively or jointly) (but excluding "canned" software acquired and used by the Companies as an incidental part of their business), together with the registration numbers, dates of issuance and names of the inventors or authors or classes of such patents, mask works and copyrights and (ii) a description of all proprietary hardware modifications and all proprietary software related to the sale, distribution and management of tickets, in each case that are included in, or related to, the Intellectual Property.

                             (ii)      Except as set forth on Schedule 4.22,
the Companies are the sole and exclusive owners of all right, title and interest in and to the Intellectual Property, and the Intellectual Property (a) is not subject to any Liens; (b) is adequate and sufficient to permit the Companies to conduct their business as it is presently conducted and proposed to be conducted; (c) is valid and subsisting; and (d) will not be rendered invalid or affected in any way by virtue of the execution, delivery and performance of this Agreement. Except as set forth on Schedule 4.22, the Companies hold all required licenses to use the hardware and software used in connection with their business and neither the business of the Companies nor the Intellectual Property infringes on, conflicts with, violates or misappropriates any Canadian, United States, or any other foreign patent, copyright, tradename, service mark, mask work, trade secret or other intellectual property right of any Person. To the best knowledge of the Sellers and the Companies, there is no actual or alleged conflict or claim against the Sellers or the Companies with respect to any intellectual property right of any Person, or relating to any of the Intellectual Property or the business of the Companies, or asserting any Lien against any of the Intellectual Property; and, to the best knowledge of the Sellers and the Companies, there is no reasonable basis for any such claim.

                   4.23 BROKERS AND FINDERS. Neither the Sellers nor the Companies nor any of their Affiliates have engaged, consented to or authorized any broker, investment banker or other third party to act on their behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and no brokerage or finder's fee with respect to this Agreement and the transactions contemplated hereby will be payable by any Person by virtue of the actions of the Sellers or the Companies, or any of their Affiliates.

                   4.24      ENVIRONMENTAL LAWS.  Except as set forth on
Schedule 4.24 annexed hereto, the Companies are in substantial compliance with all Canadian, federal, provincial, local, and foreign laws, codes, ordinances, rules and regulations pertaining to air and water quality, hazardous materials, waste disposal, air emissions, water discharges, and other environmental and health and safety matters, with respect to their business or the use or occupation of their properties (the "Hazardous Materials Laws"). The Companies have not received notice of, and the Sellers and the Companies do not know or have any reason to know of, any facts or circumstances which might give rise to or constitute violations of any Hazardous Materials Laws pertaining to the properties or business of the Companies. The Sellers and the Companies do not know and have no reason to know of any facts or circumstances which might give rise to liability on the part of the Companies for exposure to hazardous materials. There has been no emission, spill, release or discharge, whether on, under or about the properties of the Companies, adjacent sites or at any other location or disposal site, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing such properties, of any hazardous materials used, stored, generated, treated or disposed of at or from such properties.

                   4.25 INSURANCE. The Companies have in full force and effect the policies of fire, liability, and other forms of insurance listed on
Schedule 4.25 annexed hereto. Furthermore, (i) the Companies are not in default in any material respect under any such policies and there is no inaccuracy in any application for such policies, (ii) the Companies' activities and operations have been conducted in a manner so as to conform in all material respects to the applicable provisions of such policies, (iii) the Companies have not received a notice of cancellation or non-renewal with respect to any such policy, (iv) all premiums under such policies have been paid on a timely basis through the date set forth on Schedule 4.25, (v) timely notice has been given by the Companies of any and all claims under all such policies, and (vi) there are no outstanding or disputed claims under any such policies. Such policies provide coverage consistent in all material respects with coverage customarily maintained by Persons engaged in businesses substantially similar to that of the Companies.

                   4.26 CLIENT FUNDS. All of the funds owed by the Companies to third parties with respect to tickets or other merchandise sold on behalf of such Persons (the "Client Funds") are maintained in accounts of the Companies and the Companies have not received notice of any claims of offset, Liens or similar rights against such accounts or the funds held in such accounts. The Balance Sheet accurately reflects the amount of Client Funds held by the Companies on behalf of such Persons as of the date thereof. All Client Funds are and have been held in full compliance with third party agreements in trust and/or in segregated accounts, and the cash evidenced in the working capital calculation set forth in Schedule 9.11 annexed hereto includes funds sufficient to fully pay all Client Funds to third parties, and provides for the full payment of all Client Funds to third parties.

                   4.27 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 4.27 annexed hereto, no Related Party is directly or indirectly a party to any contract or other arrangement (whether written or oral) with the Companies providing for services (other than as an employee of the Companies), products, goods or supplies, rental of real or personal property, or otherwise requiring payments from or to the same.

                   4.28 INVESTMENT INTENT. In order to induce the Buyer to issue the Ticketmaster Shares to the Sellers, and upon reliance thereof, each of the Sellers hereby represents and warrants in respect of itself only to the Buyer that:

                             (i)       the Ticketmaster Shares are being
                   acquired solely for his own account, for investment purposes only and not with a view towards the distribution or resale, directly or indirectly, to others and he has no present commitment or arrangement providing for the distribution thereof;

                             (ii) he is not a "United States Person" as defined in Regulation S of the Securities Act, and his decision to receive the Ticketmaster Shares as partial consideration hereunder is not based on any promotional, marketing or sales materials, and he and his representatives have been afforded, prior to the entering into of this Agreement and the receipt of the Ticketmaster Shares, the opportunity to ask questions of, and to receive answers from, the Buyer and its management, and has had access to all documents and information which he deems material to a decision to receive the Ticketmaster Shares hereunder. Each of the Sellers acknowledges and understands that the Buyer is a public reporting company, that annual, quarterly and other reports are, from time to time, filed by the Buyer with the SEC under the Exchange Act and that he can obtain a copy of any such report from the SEC, either electronically or from certain public information offices maintained by the SEC, or from the Buyer;

                             (iii) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment, and he understands that an investment in the Ticketmaster Shares is speculative and involves a high degree of risk, and he is able to bear the economic risk of his investment for an indefinite period of time;

                             (iv) he will not transfer any Ticketmaster Shares unless such Shares are registered under the Securities Act, under any applicable Canadian and provincial securities laws, and under any applicable state securities or "blue sky" laws (collectively, the "Securities Laws"), or unless an exemption is available under such Securities Laws, and that the Buyer may, if it chooses, where an exemption from registration is claimed by a Seller, condition any transfer of Ticketmaster Shares out of such Seller's name on an opinion of Buyer's counsel to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws;

                             (v)       he acknowledges, understands and
                   appreciates that the Ticketmaster Shares have not been registered under Section 5 of the Securities Act, by reason of a claimed exemption under the provisions of such Act and a similar exemption to the registration provisions of all other Securities Laws, all of which depends, in large part, upon the representations as to each of the Sellers' intent relative to the acquisition of the Ticketmaster Shares and other related matters set forth herein;

                             (vi) he understands it is the view of the SEC that, among other things, an acquisition with a present intent to distribute or resell would represent an acquisition with an intent inconsistent with the representations herein made by Sellers, and consequently, the SEC might regard such a transfer as a deferred sale for which the exemption from registration is not available;

                             (vii)     he understands, acknowledges, and
                   appreciates that the Buyer is relying upon, and it is entitled to rely upon, all of the representations and warranties contained in this Section 4.28;

                             (viii) he agrees and consents to the placement of a legend on the certificate(s) representing the Ticketmaster Shares substantially in the form set forth on
                   Schedule 3.3(ii) annexed hereto which shall state that the Shares have not been registered under the Act or any other Securities Laws, and to the placement of stop transfer instructions on the stock transfer records of the issuer of the Ticketmaster Shares; and

                             (ix) he understands, acknowledges, and agrees that no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Buyer, has been promised, assured, represented or warranted with respect to the Ticketmaster Shares by the Buyer, or by any director, officer, employee, Affiliate, agent or representative of the Buyer, and while the common stock of the Buyer is presently listed and traded on the NASDAQ National Market, the Shares to be received under this Agreement are not registered under the Securities Laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, and therefore, there is no present public or other market for the Ticketmaster Shares, nor can there be any assurance that the common stock of Buyer will continue to be listed and traded on the NASDAQ National Market or on any other organized market or quotation system, and the Sellers may not be able to liquidate their investment in the event of an emergency or otherwise. The transferability of Ticketmaster Shares is severely limited, and, as such, each of the Sellers could sustain a complete loss with respect to his Ticketmaster Shares.

Upon the exchange of the Ticketmaster Shares for shares of common stock of the Buyer pursuant to Section 3.3, the representations and warranties of this
Section 4.28 shall be deemed remade by the Sellers in their entirety as of the date of such exchange, with, for purposes of such remaking, the term "Ticketmaster Shares" being deemed to refer to the shares of common stock of the Buyer issued in connection with such exchange.

                   4.29 MINUTE BOOKS. Since the incorporation of the Companies, the minute books of the Companies have been properly kept and maintained in good order, and have been updated on a periodic basis. The minute books of the Companies contain complete and accurate records of all meetings held of, and corporate action taken by, the stockholders, Board of Directors and committees of the Boards of Directors of the Companies. True and correct copies of the minute books and other statutory books of the Companies have been previously made available to the Buyer. Schedule 4.29 annexed hereto contains a complete and accurate list of the names of each of the Companies' directors and officers, the name of each bank, broker or similar institution in which the Companies have an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                   4.30 THE SELLERS. Each of the Sellers is a resident of Canada for all purposes of the Income Tax Act of Canada. None of the Sellers is or has been married or, if any Seller is or has been married, none of the events described in Section 56(1) of the Family Relations Act (British Columbia, RSBC 1996) has occurred in respect of such marriage.

                   4.31      DISCLOSURE.   No representation or warranty by the
Companies or the Sellers contained in this Agreement or in any other document furnished or to be furnished by the Companies or the Sellers in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. The Companies and the Sellers have disclosed to the Buyer in writing all adverse facts known to them related to the financial condition, assets, liabilities, business, or prospects of the Companies. The representations and warranties contained in this Section 4 shall not be affected or deemed waived by reason of the fact that the Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect, or by reason of the Buyer's due diligence review.


                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Sellers as follows:

                   5.1 ORGANIZATION, GOOD STANDING, QUALIFICATION AND POWER OF BUYER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, and has all requisite corporate power and authority to enter into this Agreement and the Buyer's Related Agreements and to carry out the transactions contemplated by this Agreement. The Buyer has delivered to the Sellers copies of the Buyer's certificate of incorporation, and all amendments thereto, certified as true and correct by the Illinois Secretary of State and the by-laws of the Buyer as presently in effect certified as true and correct by the Buyer's secretary or assistant secretary.

                   5.2 ORGANIZATION, GOOD STANDING, QUALIFICATION AND POWER OF BUYER'S AFFILIATES. The Affiliate of the Buyer referenced in Sections
2.3 and 3.2 hereof is a corporation duly incorporated, validly existing and in good standing under the laws of Canada. The Buyer has delivered to the Sellers copies of such Affiliate's certificate of incorporation, and all amendments thereto, certified as true and correct by the Director, Canada Business Corporations Act and the by-laws of such Affiliate as presently in effect, certified as true and correct by an authorized representative of the Buyer.

                   5.3 EXECUTION, DELIVERY, AND PERFORMANCE OF AGREEMENT; AUTHORITY. Except as set forth on Schedule 5.3 annexed hereto, neither the execution, delivery nor performance of this Agreement or the Buyer's Related Agreements will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to any provision of the Buyer's articles of incorporation or by-laws, each as amended, or any franchise, mortgage, deed of trust, lease, license, agreement, Applicable Law, rule or regulation or any order, judgment or decree to which the Buyer is a party or by which it may be bound or materially or adversely affected or require any consent, authorization, approval or any other action by, or any notice to, or filing or registration with, any governmental authority or other third party. Except as set forth on Schedule 5.3 annexed hereto, no consent is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement or the Buyer's Related Agreements or to consummate the transactions contemplated hereby and thereby. The Buyer has the full power and authority to enter into this Agreement and, as applicable, the Buyer's Related Agreements, and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by it to authorize and approve the execution, delivery and performance of this Agreement and the Buyer's Related Agreements have been properly taken, and this Agreement and the Buyer's Related Agreements constitute valid and binding obligations of the Buyer, enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. The execution, delivery and performance of this Agreement and the Buyer's Related Agreements have been duly authorized, to the extent required by Applicable Law and by all requisite corporate and stockholder action of the Buyer, if necessary.

                   5.4 LITIGATION. There is no suit, claim, investigation, action or proceeding now pending or, to the best knowledge of the Buyer, threatened before any court, arbitration panel, administrative or regulatory body or governmental agency against the Buyer or any Affiliate of the Buyer referenced in Sections 2.3 and 3.2 hereof, nor is there any reasonable basis for any such suit, claim, investigation, action or proceeding, the adverse determination of which could prevent or interfere with the consummation of any of the transactions contemplated hereby.

                   5.5 BROKERS AND FINDERS. Neither the Buyer nor any of its Affiliates has engaged, consented to or authorized any broker, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and no brokerage or finder's fee with respect to this Agreement and the transactions contemplated hereby will be payable by any Person by virtue of the actions of the Buyer or any of its Affiliates.

                   5.6 COMPLIANCE WITH LAW. Neither the Buyer nor any Affiliates of the Buyer referenced in Sections 2.3 and 3.2 hereof is in default under, or in violation of, any applicable foreign or domestic law, statute, rule or regulation or order, writ, judgment, injunction or decree applicable to it which default or violation could materially and adversely affect its ability to consummate the transactions contemplated hereby or by the Buyer's Related Agreements.

                   5.7 BUYER'S ANNUAL REPORT. The Buyer has delivered to the Sellers its Annual Report on Form 10-K for its fiscal year ended January 31, 1997. As of its filing date, such report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.8       SHARES OUTSTANDING.  There are currently
24,739,715 shares of common stock of the Buyer issued and outstanding.


                                  ARTICLE VI.

                   COVENANTS OF THE SELLERS AND THE COMPANIES

                   The Sellers and the Companies jointly and severally hereby covenant and agree with the Buyer as follows:

         6.1       CONDUCT OF THE SELLERS AND THE COMPANIES PENDING CLOSING.


                             (a)       Prior to the Closing, the Companies
shall conduct their business and affairs only in the ordinary course and consistent with their prior practice and shall maintain, keep and preserve their business and properties in good condition and repair and maintain insurance thereon in accordance with present practice, and the Sellers and the Companies will use their best efforts to preserve the business of the Companies, to keep available to the Buyer the services of the Companies' present officers and employees, and to preserve for the benefit of the Buyer the goodwill of the Companies' clients and customers and others having business relations with it, including, without limitation, the following:

                             (i)       Liabilities.  Consistent with past
                   practice, the Companies shall pay or discharge their current liabilities when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

                             (ii)      Litigation.  The Sellers and the
                   Companies shall promptly notify the Buyer of any lawsuits, claims, proceedings or governmental investigations which after the date hereof are commenced or, to the best knowledge of the Sellers or the Companies, threatened against the Companies or against any stockholder, officer, employee, consultant or agent with respect to the Companies or the transactions contemplated by this Agreement.

                             (iii) Compliance with Laws. The Sellers and the Companies will take such action as may be necessary to duly comply with all laws, statutes, rules and regulations applicable to them as they relate to the conduct of the Companies' business, and/or the transactions contemplated by this Agreement.

                             (iv)      Continued Effectiveness of
                   Representations and Warranties. Each of the Sellers and each of the Companies shall use his or their best efforts to conduct the business of the Companies in such a manner so that the representations and warranties contained in Section 4 hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Sellers and the Companies shall promptly give to the Buyer notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach of their representations, warranties, covenants or agreements contained in this Agreement.

                             (b)       Without limiting the generality of
Section 6.1(a), prior to the Closing, the Sellers or the Companies will not without the Buyer's prior written approval:

                             (i)       change the Companies' articles of
                   incorporation or by-laws or merge or consolidate or obligate the Companies to do so with or into any other entity;

                             (ii) enter into any contract, agreement, commitment or other understanding or arrangement which is not in the ordinary course of the business consistent with its prior practice; or

                             (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in subparagraphs (i),
                   (ii), (iii), (iv), (v), (viii), (ix), (x), (xi), (xii),
                   (xiii), (xiv), (xv) (xvi) and (xvii) of Section 4.8 hereof (except as set forth in Schedule 4.8) which would have been inconsistent with or resulted in a breach of the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof.

                             (c)       The Sellers and the Companies shall give
the Buyer prompt written notice of any change in any of the information contained in the representations and warranties made in Section 4 hereof or the Schedules referred to therein which occurs prior to the Closing.

                   6.2 ACCESS. From the date hereof, until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Buyer and its attorneys, accountants and other authorized representatives shall have the right of full and complete access to the properties, offices and other facilities of the Companies, and to the books, records, financial and operating data and contracts and other documents of the Companies, for the purpose of making such investigation of the assets, liabilities, business and operations of the Companies as the Buyer and its attorneys, accountants and other representatives may deem reasonably necessary. Such access shall be at reasonable times during normal business hours and after reasonable notice. The fact that the Buyer is a licensor to the Companies shall not affect Buyer's right to rely on any representations or warranties made in this Agreement or in any other certificate or instrument delivered pursuant hereto, including, without limitation, the Related Agreements. In addition, the Sellers and the Companies will permit the Buyer and its attorneys, accountants, consultants, employees, agents and other representatives reasonable access to such personnel of the Companies during normal business hours as may be necessary or useful to the Buyer in its review of the properties, assets, liabilities, business affairs, and operations of the Companies and the above-mentioned documents, records, and information on any owned or leased real property for purposes of performing environmental assessments, and will provide the Buyer with copies of all new agreements, renewals, extensions or modifications of any client or customer agreement executed from March 1, 1997 through the Closing Date.

                   6.3 CONSENT. The Sellers and the Companies shall use their best efforts to obtain the consent and approval of each governmental authority whose consent or approval is required or deemed necessary by the Buyer in order to permit or facilitate the consummation of the transactions contemplated hereby. Without limiting the foregoing, the Sellers and the Companies shall use their best efforts to obtain all consents and approvals required by (i) the articles of incorporation and the by-laws, each as amended, of the Sellers and/or the Companies, (ii) Canadian foreign investments laws and regulations, (iii) Canadian securities laws, and (iv) any other applicable law, and shall provide the Buyer with copies of all proposed filings with governmental authorities prior to their submission. The costs and fees associated with obtaining such consents and approvals shall be the responsibility of the Sellers.

                   6.4 NO SOLICITATION. The Sellers and the Companies agree that none of the Sellers, the Companies, or any director, officer, employee, agent or representative of the Sellers or the Companies will, directly or indirectly, from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, initiate contact with, solicit or encourage any inquiries or proposals by or participate in any discussions or negotiations with, or disclose any information concerning the Companies or afford any access to the properties, books and records of the Companies to, any Person regarding the sale or transfer of any equity of the Companies, any merger, consolidation or other business combination involving the Companies or a sale of all or a substantial portion of the Companies' assets.

                   6.5       PAYMENT OF TAXES.   The Sellers and the Companies
agree that the Sellers shall pay any and all sales, gains, transfer, documentary, or other Taxes due and payable in connection with the sale of the Shares to the Buyer in accordance with the terms and conditions of this Agreement. The Sellers shall prepare and file and the Buyer shall cooperate in the filing of all returns relating to any Tax described in this Section 6.5.

                   6.6 TRANSFER OF THE PENSION PLAN. Prior to the Closing Date, the Sellers and the Companies shall transfer the Pension Plan identified on Schedule 4.19 to a company which is affiliated with the participants under such Pension Plan in compliance with the Income Tax Act, and the Companies shall not have any liabilities or obligations of any kind whatsoever in connection with such Pension Plan or such transfer, all such liability, if any, being the responsibility and obligation of the Sellers.

                   6.7 CASH FLOW FROM OPERATIONS. All cash flows of the Companies derived from operations during the period from March 1, 1997 to the Closing Date shall remain in the Companies, in addition to, and not duplicative of, the working capital to remain in the Companies as of the Closing Date pursuant to Section 9.11.

                                  ARTICLE VII.

                       MUTUAL COVENANTS AND UNDERTAKINGS

                   The Sellers, the Companies, and the Buyer hereby covenant and agree with each other as follows:

                   7.1 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided and except as otherwise specified herein, each of the parties hereto shall use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective, as soon as reasonably practical, the transactions contemplated hereby, and each of the parties hereto shall cooperate with the others in all of the foregoing.

                   7.2 CONSENTS. The Sellers and the Companies, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents of any third party, as well as the consent of various clients and customers to the deemed "assignment" of existing contracts, agreements, and leases by the Companies to the Buyer or the change in control of the Companies, including, but not limited to those Consents set forth on
Schedule 7.2 annexed hereto (collectively, the "Consents") necessary to be obtained in order to consummate the sale and transfer of the Shares pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

                   7.3 COOPERATION. The Sellers, the Companies, and the Buyer will coordinate and cooperate with each other in exchanging such information and supplying such assistance as may be reasonably required by the Buyer, the Sellers, and the Companies pursuant to Applicable Laws in connection with this Agreement, the Related Agreements and the consummation of the other transactions contemplated hereby, including, but not limited to, all filings necessary pursuant to any Applicable Laws.

                   7.4 NOTICE OF FAILURE TO SATISFY CONDITIONS. At all times prior to the Closing, the Sellers, the Companies, and the Buyer shall promptly notify the other parties to this Agreement in writing upon becoming aware of any fact, condition, event or occurrence that will or may result in the failure to satisfy any of the conditions precedent to the transactions contemplated by this Agreement as set forth in Sections 8, 9 and 10 hereof.


                                 ARTICLE VIII.

                          MUTUAL CONDITIONS PRECEDENT

                   8.1 NO RESTRAINT. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Buyer or the Sellers, as the case may be) on or prior to the Closing Date of the condition that: the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, or any order, injunction, decree or judgment of any court or other governmental authority; no court or other governmental authority shall have determined any

Applicable Law to make illegal the consummation of the transactions contemplated by the Agreement, or the Related Agreements; and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.


                                  ARTICLE IX.

                 CONDITIONS TO OBLIGATION OF THE BUYER TO CLOSE

                   The obligations of the Buyer hereunder to consummate the transactions contemplated hereby are subject to the satisfaction or, in its sole and absolute discretion, waiver on or before the Closing Date of each of the following conditions:

                   9.1 PERFORMANCE. The Sellers and the Companies shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement or the Sellers' Related Agreements to be performed or complied with by then on or prior to the Closing and the Buyer shall have received a certificate dated the Closing Date signed by each of the Sellers and the president of each of the Companies to that effect.

                   9.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Sellers and the Companies herein shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except to the extent that such representations and warranties relate to an earlier date) and the Buyer shall have received a certificate dated the Closing Date signed by each of the Sellers and the president of each of the Companies to that effect.

                   9.3       AUTHORIZATION OF AGREEMENT.

                             (i) All action necessary to authorize the execution, delivery and performance of this Agreement and the Sellers' Related Agreements by the Sellers and the Companies, and consummation by the Sellers and the Companies of the transactions contemplated hereby and thereby shall have been duly and validly taken by them, and the Sellers and the Companies shall have the full power and right to consummate the transactions contemplated hereby and thereby.

                             (ii) The Board of Directors of the Buyer shall have authorized the execution, delivery and performance by the Buyer of this Agreement and the Buyer's Related Agreements.

                   9.4       PROCEEDINGS AND INSTRUMENTS SATISFACTORY;
                     CONSENTS.

                              (i) All proceedings, corporate or otherwise, to be taken by the Sellers and the Companies in connection with the transactions contemplated by this Agreement and the Related Agreements, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer.

                             (ii) The Sellers and the Companies shall have furnished the Buyer with copies of resolutions duly adopted by the Board of Directors of the Sellers (as applicable) and the Companies authorizing the execution, delivery and performance of this Agreement and the Seller's Related Agreements by the Sellers and the Companies, and a certificate of each of the Sellers and the Companies of a duly authorized representative of the Sellers and the Companies, dated the Closing Date, certifying that (i) such resolutions were duly adopted and are in full force and effect, (ii) all required approvals and consents from the Sellers' and the Companies' stockholders, creditors and third parties in connection with the transactions contemplated by this Agreement and the Related Agreements have been obtained, including, but not limited to, approving the transfer of the Shares from the Sellers to the Buyer (or its designee), (iii) all rights of first refusal and preemptive rights or privileges of stockholders or creditors of the Sellers and the Companies relating to such transactions have been waived or lapsed, including, but not limited to, any rights of first refusal, if any, held by Orca Bay, provided that the Closing Date is on or before May 15, 1997, (iv) all minutes and resolutions regarding such transactions have been duly recorded in the appropriate minute books of the Sellers and the Companies; (v) the transfer of the Shares to the Buyer (or its designee) has been duly registered in the stockholders' registry book of TCH; and (vi) all parties or entities that are to be notified or advised of the transactions contemplated by this Agreement and the Related Agreements pursuant to the terms of the Sellers' or the Companies' articles of incorporation and by-laws (each as in effect on the date hereof and as of the Closing Date), or any agreement, covenant or undertaking to which the Sellers or the Companies is a party or by which it is bound, have been so notified or advised.

                             (iii)     All applications, filings and
                   registrations required to be made with governmental and/or regulatory bodies or authorities in order to consummate the transactions contemplated hereby and by the Related Agreements or to give effect to this Agreement and the Related Agreements shall have been made, or required waiting periods shall have expired, and all approvals and consents required to be received from such bodies or authorities or other Persons shall have been received and shall remain in full force and effect. The filing fee relative to such governmental filing(s), if any, will be shared equally by the Seller and the Buyer (other than filings with the SEC, which shall be paid for by the Buyer.)

                             (iv)      All covenants, agreements and
                   obligations required by the terms of this Agreement to be performed by the Sellers or by the Companies at or before the Closing shall have been duly and properly performed in all material respects.

                             (v) All documents required to be delivered to the Buyer at or prior to the Closing shall have been so delivered.

                   9.5 INSTRUMENTS OF TRANSFER; RELEASES. The Buyer (or its designee) shall have received duly endorsed stock certificates evidencing the Shares (and the transfer thereof), which are in form for recordation or filing, and such other instruments, if any, as are necessary to effect the transfer, conveyance and assignment to the Buyer (or its designee) of the Shares in accordance with the terms of this Agreement, and each of the Sellers, and each beneficiary under any benefit and/or pension plan, shall have delivered releases of any and all claims which they have or may have had, known or unknown, from the beginning of the world through the Closing Date, against the Companies through the Closing Date.

                   9.6 POWERS OF ATTORNEY. The Companies shall provide evidence that it has revoked all existing powers of attorney, if any, and shall have authorized the execution of new powers of attorney which have been approved by the Buyer.

                   9.7 NO ADVERSE CHANGE. Except for matters expressly contemplated or permitted by this Agreement, there shall have been no material adverse change since March 1, 1997 in the business, assets, liabilities, financial condition or prospects of the Companies.

                   9.8 NO LITIGATION. On the Closing Date, there shall not be any action, claim, arbitration, litigation, order of any court or any governmental investigation or inquiry pending or threatened, challenging or seeking to make illegal or to restrain or prohibit any of the transactions contemplated by this Agreement or the Related Agreements, or seeking to obtain material damages from the Buyer or any of its Affiliates in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

                   9.9 OPINION OF COUNSEL FOR THE SELLERS. The Buyer shall have received an opinion of Thomas E. Baillie Law Corporation, counsel for the Sellers and the Companies, dated as of the Closing Date and addressed to the Buyer, in form and substance substantially as set forth on Exhibit 9.9 annexed hereto.

                   9.10 DUE DILIGENCE. The Buyer shall have performed and completed such due diligence investigation of the properties, business, operations, financial condition, affairs and prospects of the Companies as it deems appropriate, and shall have reviewed the tax, liquidity, accounting, securities law, and other considerations regarding the terms and conditions of the acquisition of the Shares, and shall have been satisfied, in its sole and absolute discretion, with the results thereof.

                   9.11 WORKING CAPITAL. As of the Closing Date, the Companies shall have working capital of no less than Canadian $302,246, which amount was calculated in the manner set forth in Schedule 9.11 annexed hereto.

                   9.12      AMENDMENT TO CLIENT AGREEMENTS.   As of the
Closing Date, the terms of the client agreements identified on Schedule 9.12 annexed hereto shall have been executed, amended, modified and/or extended in the manner required by the Buyer as set forth on Schedule 9.12. and the existing unexecuted client agreements and leases identified on Schedule 9.12 shall have been executed and delivered by all of the parties thereto.

                   9.13      EMPLOYMENT AGREEMENTS.   The employment agreements
referenced
in Section 10.7 shall have been executed and delivered to the Companies.

                   9.14      ESCROW AGREEMENT.   The Escrow Agreement shall
have been executed and delivered by the parties thereto.

                   9.15 ACCOUNTANTS' LETTER. The Buyer shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Buyer in its sole and absolute discretion, relative to such accounting, reporting and tax principles and treatments pertaining to this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, as the Buyer may deem appropriate (the "Accountants' Letter").


                                   ARTICLE X.

                CONDITIONS TO OBLIGATION OF THE SELLERS TO CLOSE

                   The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction or, in their sole and absolute discretion, waiver on or before the Closing Date of each of the following conditions:

                   10.1 PERFORMANCE. The Buyer shall have performed and complied in all respects with all agreements, obligations and conditions required by this Agreement or the Buyer's Related Agreements to be performed or complied with by it on or prior to the Closing and the Sellers shall have received a certificate dated the Closing Date signed by a duly authorized representative of the Buyer to that effect.

                   10.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Buyer herein shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except to the extent that such representations and warranties relate to an earlier date) and the Sellers shall have received a certificate dated the Closing Date signed by a duly authorized representative of the Buyer to that effect.

                   10.3 AUTHORIZATION OF AGREEMENT. All action necessary to authorize the execution, delivery and performance of this Agreement and the Buyer's Related Agreements to which it is a party by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby shall have been duly and validity taken by it, and the Buyer shall have the full power and right to consummate the transactions contemplated hereby and thereby.

                   10.4 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken by Buyer in connection with the transactions contemplated by this Agreement and the Related Agreements, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Sellers, and the Buyer shall have furnished the Sellers with copies of resolutions duly adopted by the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer's Related Agreements, and a certificate of a duly authorized representative of the Buyer, dated the Closing Date, certifying that such resolutions were duly adopted and are in full force and effect.

                   10.5 NO LITIGATION. On the Closing Date, there shall not be any action, claim, arbitration, litigation, order of any court or any governmental investigation or inquiry pending or threatened, challenging or seeking to make illegal or to restrain or prohibit any of the transactions contemplated by this Agreement or the Related Agreements, or seeking to obtain material damages from the Sellers, the Companies, or any of their Affiliates in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

                   10.6 PURCHASE PRICE. The Buyer shall have delivered the Purchase Price in accordance with Article III.

                   10.7 EMPLOYMENT AGREEMENTS. The Companies shall have entered into Employment Agreements with Ronald Barre, Gerald Barre, Tom Worrall, Cory Steuart, Peter Jackson, and Bob Brescia effective as of the Closing Date, in substantially the forms attached hereto as Exhibits 10.7.

                   10.8 OPINION OF COUNSEL FOR THE BUYER. The Sellers shall have received an opinion of Neal, Gerber & Eisenberg, counsel to the Buyer, dated as of the Closing Date and addressed to the Sellers, in form and substance substantially as set forth on Exhibit 10.8.

                   10.9 DUE DILIGENCE. The Sellers shall have performed and completed such due diligence investigation of the Buyer regarding the terms and conditions of the transaction set forth in this Agreement and shall have reviewed the tax, liquidity, accounting securities law, and other considerations regarding the acquisition of the Ticketmaster Shares, and shall have been satisfied, in their sole and absolute discretion, with the results thereof.

                   10.10 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by the parties thereto.


                                  ARTICLE  XI.

                                  TERMINATION

                   11.1 TERMINATION BY THE BUYER OR THE SELLERS. This Agreement may be terminated:

                             (i) By the mutual consent of the Sellers and the Buyer at any time;

                             (ii) By either the Sellers or the Buyer upon written notice to the other party if the Closing has not occurred on or before May 15, 1997.

                   11.2 TERMINATION BY THE BUYER. This Agreement may be terminated by the Buyer by written notice to the Companies if (i) the representations and warranties of any of the Companies or the Sellers shall not have been true and correct in all respects as of the date when made or (ii) if any of the conditions precedent set forth herein shall not have been satisfied, or if it becomes apparent that any of such conditions will not be satisfied by 5:00 p.m. E.T. on May 15, 1997, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

                   11.3 TERMINATION BY THE SELLERS. This Agreement may be terminated by the Sellers by written notice to the Buyer if (i) the representations and warranties of the Buyer shall not have been true and correct in all respects as of the date when made or (ii) if any of the conditions precedent set forth herein shall not have been satisfied, or if it becomes apparent that any of such conditions will not be satisfied by 5:00 p.m. E.T. on May 15, 1997, unless such failure shall be due to the failure of the Sellers or the Companies to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by the Sellers or the Companies prior to the Closing.

                   11.4      EFFECT OF TERMINATION.   Upon any such
termination, this Agreement shall be void and neither party hereto, nor any of their respective directors, officers, stockholders, employees or Affiliates, shall have any continuing obligations or liabilities to the other pursuant to this Agreement except to the extent that such termination is the result of a material breach by either party or its Affiliates and except that Articles XII and XIII shall survive such termination.


                                  ARTICLE XII.

                          INDEMNIFICATION AND SURVIVAL

                   12.1 INDEMNIFICATION OF THE BUYER. The Sellers hereby agree to indemnify, defend and hold the Buyer harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse the Buyer for):

                             (i) any and all loss, liability or damage suffered or incurred by any of the Companies or the Buyer by reason of any untrue representation, breach of warranty or nonfulfillment or nonperformance of any covenant by the Sellers or the Companies contained herein or in any certificate, document or instrument delivered by the Sellers or the Companies to Buyer hereunder;

                             (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to (i) above or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

                             (iii) any and all Taxes (without benefit of the Indemnification Basket) imposed on or incurred by the Companies (or any other entity which, on or before the Closing Date, is or was an Affiliate thereof), including reasonable legal fees and expenses incurred by the Buyer or the Companies with respect to any audit or any issues related thereto, for any taxable year or taxable period ending on or prior to the Closing Date; including, without limitation, any and all Taxes arising out of the consummation of the transactions contemplated hereby.

                   12.2 INDEMNIFICATION OF THE SELLERS. The Buyer agrees to indemnify, defend and hold the Sellers harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse them for):

                             (i) any and all loss, liability or damage suffered or incurred by the Sellers by reason of or resulting from any untrue representation, breach of warranty or non-fulfillment or nonperformance of any covenant or agreement by the Buyer contained herein or in any certificate, document or instrument delivered by the Buyer to the Sellers hereunder; and

                             (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to (i) above incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                   12.3      LIMITATIONS ON INDEMNIFICATION.

                             (i) The Sellers, on the one hand, and the Buyer, on the other hand, shall not be required to indemnify the other under this Article XII or be liable under this
                   Article XII unless and until the aggregate amounts for which indemnity would otherwise be due thereunder exceeds cumulatively with all other claims (and excluding any qualification regarding materiality or threshold amounts) $100,000 (the "Indemnification Basket"), in which case the Sellers, on the one hand, or the Buyer, on the other hand, shall, as the case may be, be responsible for all such indemnifiable amounts in excess of the Indemnification Basket due pursuant to this Article XII. Notwithstanding the foregoing, the Indemnification Basket shall not apply to a breach of a representation, warranty or covenant contained in Sections 4.5, 4.12, 4.19, 4.20, 4.23, 4.24, 4.26, 4.28
                   and 4.30 and, in such event, the party with the indemnification obligation thereunder shall indemnify the other party therefor from the first dollar.

                             (ii)      Any indemnifiable liability or
                   reimbursement under this Article XII shall be limited to the amount of actual damages (of any nature) subject to indemnification actually sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party.

                             (iii) If a claim by a third party is made against a party hereto (an "Indemnified Party"), and if an Indemnified Party intends to seek indemnity with respect thereto under this Article XII, then the Indemnified Party shall promptly notify the party (or, if applicable, the Sellers' agent pursuant to Section 13.14 hereof) required to indemnify the Indemnified Party pursuant to this Article XII (an "Indemnifying Party") of such claim (the "Indemnity Notice"); provided, however, that failure by an Indemnified Party to notify an Indemnifying Party of such claim shall not affect the Indemnified Party's right to seek indemnification so long as the Indemnifying Party is not materially prejudiced by such failure to have been notified of such claim in which event the amount of indemnity shall only be reduced by the amount of damages directly caused solely by such failure. The Indemnifying Party shall have ten (10) Business Days after receipt of the Indemnity Notice to undertake, conduct and control, at its own expense, through counsel of its own choosing, but reasonably acceptable to the Indemnified Party, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that with respect to settlements entered into by the Indemnifying Party (which settlements may be for cash only and may not include any amendments to contract or other equitable relief without the written consent of all parties), the Indemnifying Party shall obtain the unqualified release of the claiming party in favor of the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be paid by the Indemnified Party, and provided further, however, that in connection with any claim referenced in Section 12.1 (iii) hereunder, the fees of the Indemnified Party shall be paid by the Indemnifying Party and the Sellers may settle any or all such disputes, accept any determination as final, pay any claim for Taxes or take such other action to contest or concede any claimed Taxes only with the consent of the Buyer, which consent shall not be unreasonably withheld. With respect to indemnification provided for hereunder, the Indemnified Party shall not pay or settle any such claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claims, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party. In the event of any claim made hereunder, the Sellers shall have no right or claim of indemnification, contribution or subrogation from or against the Companies for any such claim whatsoever.

                             (iv) Subject to the limitations set forth herein, if the Indemnifying Party does not notify the Indemnified Party within ten (10) Business Days after the receipt of an Indemnity Notice that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its good faith reasonable judgment at the expense of the Indemnifying Party subject to the other terms and provisions of this Article XII.

                   12.4 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements, representations, warranties and indemnities made by each of the parties to this Agreement (and in any Schedule or Exhibit annexed hereto) are and shall be true and correct as of the date hereof and as of the Closing Date, and each of them shall survive the Closing;

provided that the representations and warranties shall survive for a period of two (2) years from the Closing Date, except for the representations and warranties of the Sellers set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.12, 4.22,
4.28 and 4.30 which shall survive in perpetuity and the representations and warranties of the Sellers set forth in Sections 4.16, 4.17, 4.18, 4.19, 4.20 and 4.24, which shall survive until the later of five years and 180 days following the expiration of the applicable statute of limitations.


                                 ARTICLE XIII.

                               GENERAL PROVISIONS

                   13.1 EXPENSES. Except as provided in Sections 6.3, 6.5, 9.4(iii) or 13.12, the Sellers shall bear the costs and expenses incurred by the Sellers and the Companies incident to this Agreement, and the transactions contemplated hereby, including, without limitation, all fees of counsel, accountants (including, but not limited to any fees for any audit and accounting services undertaken and completed in connection with this Agreement but excluding audit expenses relating to audits historically undertaken by the Companies which shall be paid by the Companies) and consultants; and the Buyer shall bear all of its own expenses incident to this Agreement and the transactions contemplated hereby, including, without limitation, all fees of counsel, accountants and consultants.

                   13.2      NOTICES.  Except as otherwise provided in Sections
13.10 and 13.11, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by confirmed telecopy, by telegram, by telex or by prepaid registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.2):

                           (i)       if to the Buyer:

                            Ticketmaster Group, Inc.
                            c/o Ticketmaster Corporation
                            8800 Sunset Boulevard
                            West Hollywood, California USA 90069
                            Telecopy No.:  (310) 360-6512
                            Attention:           Mr. Fredric D. Rosen and
                                                 Ned S. Goldstein, Esq.

                            with a copy to:

                            Neal, Gerber & Eisenberg
                            Two North LaSalle Street, Suite 2100
                            Chicago, Illinois  60602
                            Telecopy No.:  (312) 269-1747
                            Attention:  Norman J. Gantz, Esq.

            (ii)      if to the Sellers or (prior to the Closing) the Companies:

                      Ticketmaster Canada Holdings Ltd.
                      c/o Thomas E. Baillie Law Corporation
                      Box 11161, Royal Centre
                      1900-1055 West Georgia Street
                      Vancouver, B.C. V6E 4J2
                      Telecopy No.:  (604) 684-9997
                      Attention:   Mr. Ronald Barre

                      with a copy to:

                      Thomas E. Baillie Law Corporation
                      Box 11161, Royal Centre
                      1900-1055 West Georgia Street
                      Vancouver, B.C.  V6E4J2
                      Telecopy No.:  (604) 684-9997
                      Attention:  Thomas E. Baillie, Esq.

                   13.3 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, except to the extent required by applicable law. The parties shall cooperate as to the timing and contents of any such press release or public announcement. The parties understand that certain disclosures regarding the proposed transactions must be made (i) to employees and representatives of the Buyer, the Sellers and the Companies; and (ii) to governmental authorities and officials and other Persons whose consent or approval may be required in connection with the proposed transactions and that such disclosures may be made without any prior written consent; provided, however, that such disclosures are made with the understanding that no such Persons shall divulge such information to any other Persons other than those permitted under this Section and only in the manner permitted under this Section.

                   13.4 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                   13.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                   13.6 ENTIRE AGREEMENT. This Agreement, including all of the Exhibits and the Schedules delivered pursuant hereto which are incorporated herein by this reference, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof as of the Closing Date and supersedes all prior agreements and undertakings, both written and oral, between the Sellers and the Buyer with respect to the subject matter hereof and thereof.

                   13.7 ASSIGNMENT. This Agreement and the rights and duties of each party hereunder may not be assigned or assumed by operation of law or otherwise without the express written consent of the other parties (which consent may be granted or withheld in the sole discretion of the Sellers, the Company or the Buyer, as applicable), provided that the Buyer may assign its rights hereunder to an Affiliate of the Buyer without obtaining the consent of the Sellers or the Companies in accordance with Section 2.3.

                   13.8 AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers and the Buyer. Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Notwithstanding the consummation of the transactions contemplated hereby, the Buyer shall not be deemed to have waived any breach of the provisions hereof occurring prior to Closing and shall be deemed to have preserved all rights with respect to any such breach, in each case, unless it shall have executed a written waiver with respect thereto.

                   13.9 GOVERNING LAW. This Agreement and the Related Agreements (other than the Employment Agreements) shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed in and to be performed entirely within that State, except with respect to matters of law concerning: (i) the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern, and (ii) the transfer of the Shares, which shall be governed by Canadian law.

                   13.10     JURISDICTION AND VENUE, ETC.

                             (i)       The Buyer, the Sellers, and the
Companies agree that all actions or proceedings initiated by either party and arising directly or indirectly out of this Agreement or the Related Agreements which are brought pursuant to judicial proceedings shall be litigated in the United States District Court for the Northern District of Illinois, or in the event such Court cannot or will not exercise jurisdiction, in the courts of the State of Illinois. The Buyer, the Sellers, and the Companies expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the Buyer at the address to which notices are to be sent pursuant to Section 13.2 of this Agreement and to the Sellers at the address of their agent specified in Section 13.11. The Buyer and the Sellers waive any claim that the United States District Court for the Northern District of Illinois or the courts of the State of Illinois constitute an inconvenient forum or an improper forum based on lack of venue.

                             (ii)      Each of the Buyer, the Sellers, and the
Companies agree that if it breaches, threatens to breach or attempts to breach any of its covenants and agreements contained in this Agreement or any Related Agreement, then any suit or proceeding that may be commenced by the other party as a result of such actual, threatened or attempted breach may seek an order enjoining it from violating, or requiring the specific performance of, any of such covenants and agreements, and an order to that effect may be made pending the litigation or proceeding, as well as upon final determination thereof, and said application for injunctive relief shall be without prejudice to any other right or action which may accrue to the other party by reason of such actual, threatened or attempted breach. Neither the Buyer, the Sellers, nor the Companies shall be required to post bond with respect to any application for or granting of injunctive relief.

                   13.11 APPOINTMENT OF AGENT FOR SERVICE. The Sellers and the Companies hereby appoint Much Shelist Freed Denenberg and Ament ("Much"), at its offices at 200 N. LaSalle Street, Chicago, Illinois 60601, Attention:
Norman A. Shubert, Esq. as its authorized agent to accept and acknowledge on its behalf, service of any and all process that may be served in any action or proceeding permitted hereby or by any Related Agreement. The Sellers and the Companies agree to execute and deliver such forms as Much may, from time to time require, in order to further effectuate such appointment, and to pay all requisite fees and expenses of Much in serving in such capacity. Any and all service of process and any other notice in any such action or proceeding shall be effective if given to such agent in accordance with the procedures described in Section 13.2 hereof.

                   13.12 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement or any Related Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any Related Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                   13.13 NO THIRD PARTY BENEFICIARY. This Agreement is not intended to, and shall not confer any rights upon, any parties other than the express parties hereto.

                   13.14 APPOINTMENT OF AGENT FOR EXECUTION OF CERTAIN DOCUMENTS AND RECEIPT OF CERTAIN NOTICES. Each of the Sellers hereby authorize Ronald Barre or Gerald Barre to execute and deliver on their behalf any and all documents in connection with this Agreement, including, without limitation, Sellers' Related Agreements, which documents as executed and delivered by either Ronald Barre or Gerald Barre shall be binding upon each of the Sellers in accordance with their respective terms, and to receive any notices to the Sellers as may be required by Section 12.3(iii). Each of the Sellers hereby authorizes the Thomas
E. Baillie Law Corporation to receive the payment of the Purchase Price in the manner contemplated by Article III.

                   13.15 FURTHER ACTION. Except as otherwise provided herein, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement and the Related Agreements. Without limiting the generality of the foregoing, each of the Sellers will execute and deliver all documents, including, without limitation, class resolutions of the holders of the Ticketmaster Shares, required to effect a reorganization of the Companies, or any of them, by way of amalgamation, wind-up or continuance and will if requested by the Buyer execute and deliver a unanimous shareholder agreement restricting, in whole or in part, at the sole discretion of the Buyer the powers of the directors of the Affiliate of the Buyer issuing the Ticketmaster Shares.

                   13.16 PAYMENTS IN UNITED STATES DOLLARS. Except as otherwise set forth herein or in any Related Document, all amounts payable under this Agreement shall be payable in United States dollars. The symbol "$" shall refer to United States dollars unless otherwise specified herein. If any monies owing under or pursuant to this Agreement are received or recovered by one party hereunder from any other party hereunder in a currency other than United States dollars or any judgment, settlement, arbitral award or final adjudication of amounts owing under or pursuant to this Agreement by one party hereunder to any other party hereunder is denominated in a currency other than United States dollars, then such monies, judgment, settlement, award or final adjudication shall be converted into United States dollars using the Exchange Rate between such currency and United States dollars in effect on the date on which such monies are received or recovered or on the date on which payment pursuant to such judgment, settlement, arbitral award or final adjudication is due and owing.

                   13.17     REFERENCES TO LAWS AND STATUTES.   All references
to statutes, laws, rules or regulations shall be deemed to refer to such statutes, laws, rules and regulations, as amended.

                   13.18 REFERENCES TO THE COMPANIES AND THE SELLERS. All references to the Companies and the Sellers in Article IV, as appropriate, shall be deemed to include each of the Companies and each of the Sellers in their individual capacity.

                   13.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   IN WITNESS WHEREOF, the Sellers, the Companies, and the Buyer have caused this Agreement to be executed as of the date written above.


TICKETMASTER GROUP, INC.                     TICKETMASTER CANADA
                                               HOLDINGS LTD.


By: /s/ Peter B. Knepper                     By: /s/ Ronald Barre
    ----------------------------------           ------------------------------
    Name:  Peter B. Knepper                      Name:  Ronald Barre
    Title: Senior Vice President                 Title: Chief Executive Officer
           and Chief Financial Officer
                                             ALBERTA INFO CENTRES LTD.


                                             By: /s/ Ronald Barre
                                                 ------------------------------
                                                 Name:  Ronald Barre
                                                 Title: Chief Executive Officer

                                             INTERNATIONAL AUTOMATED
                                               TICKET SYSTEMS LTD.


                                             By: /s/ Ronald Barre
                                                 ------------------------------
                                                 Name:  Ronald Barre
                                                 Title: President

                                             T.O.P. TICKETS UNLIMITED INC.


                                             By: /s/ Ronald Barre
                                                 ------------------------------
                                                 Name:  Ronald Barre
                                                 Title: President

                                             TICKETMASTER ALBERTA INC.


                                             By: /s/ Ronald Barre
                                                 ------------------------------
                                                 Name:  Ronald Barre
                                                 Title: Director

                                             TICKETMASTER CANADA INC.


                                             By: /s/ Ronald Barre
                                                 ------------------------------
                                                 Name:  Ronald Barre
                                                 Title: Chief Executive Officer

                                     TICKETMASTER MANITOBA INC.


                                     By:  /s/ Ronald Barre
                                          -------------------------------------
                                          Name:  Ronald Barre
                                          Title: President

                                     VANCOUVER TICKET CENTRE LTD.


                                     By:  /s/ Ronald Barre
                                          -------------------------------------
                                          Name:  Ronald Barre
                                          Title: Chief Executive Officer

                                     WORLDWIDE TICKET SYSTEMS, INC.


                                     By:  /s/ Ronald Barre
                                          -------------------------------------
                                          Name:  Ronald Barre
                                          Title: President


                                      /s/ Ronald Louis Barre
                                      -----------------------------------------
                                      Ronald Louis Barre

                                      /s/ Ellanor Ann Barre
                                      -----------------------------------------
                                      Ellanor Ann Barre

                                      /s/ Gerald Paul Barre
                                      -----------------------------------------
                                      Gerald Paul Barre, in Trust

                                      /s/ Gerald Paul Barre
                                      -----------------------------------------
                                      Gerald Paul Barre

                                      /s/ Lesley Ann Barre
                                      -----------------------------------------
                                      Lesley Ann Barre

                                      /s/ Ronald Louis Barre
                                      -----------------------------------------
                                      Ronald Louis Barre, In Trust

                                      /s/ Robert Brescia   /s/ Shelagh Brescia
                                      -----------------------------------------
                                      Robert and Shelagh Brescia,
                                        Jointly

                                      /s/ Peter Findlay Jackson
                                      -----------------------------------------
                                      Peter Findlay Jackson

                                     /s/ Donald Cory Steuart
                                     --------------------------------------
                                     Donald Cory Steuart

                                     /s/ Katherine Ann Steuart
                                     --------------------------------------
                                     Katherine Ann Steuart

                                     /s/ Edwin Walter Unverricht
                                     --------------------------------------
                                     Edwin Walter Unverricht

                                     /s/ Edward Wong   /s/ Helene Wong
                                     --------------------------------------
                                     Edward and Helene Wong, Jointly

                                     /s/ Thomas John Worrall
                                     --------------------------------------
                                     Thomas John Worrall

                                     /s/ Judith Baillie
                                     --------------------------------------
                                     Judith Baillie










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